UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HILTON WORLDWIDE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2017 PROXY STATEMENT

for Annual Meeting of Stockholders

April 13, 2017

Dear Stockholders:

Please join us for Hilton Worldwide Holdings Inc.’s Annual Meeting of Stockholders on Wednesday, May 24, 2017, at 10:00 a.m., Central time, at the Waldorf Astoria Chicago, 11 E. Walton, Chicago, Illinois 60611.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 31, 2017 a Notice of Internet Availability of Proxy Materials on or about April 13, 2017. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our stockholders.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

Thank you for your continued support of Hilton Worldwide Holdings Inc.

Sincerely,

Jonathan D. Gray	Christopher J. Nassetta
Chairman of the Board of Directors	President and Chief Executive Officer

Hilton	PROXY STATEMENT

HILTON WORLDWIDE HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Central time, on May 24, 2017

PLACE	The Waldorf Astoria Chicago, 11 E. Walton, Chicago, Illinois 60611

ITEMS OF BUSINESS	1.	To elect the director nominees listed in the Proxy Statement.
	2.	To approve the Hilton 2017 Omnibus Incentive Plan.
	3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.
	4.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.
	5.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 31, 2017.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the following page, in the Questions and Answers section beginning on page 61 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Kristin A. Campbell
Executive Vice President and General Counsel

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 13, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 24, 2017: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Hilton	PROXY STATEMENT

VOTING INFORMATION

If at the close of business on March 31, 2017, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 63 of the Proxy Statement.

If you are a stockholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern time, on May 23, 2017 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card to vote online.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

BY MAIL

•	Request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

PROXY STATEMENT	Hilton

Hilton	PROXY STATEMENT

PROXY STATEMENT	Hilton

HILTON WORLDWIDE HOLDINGS INC.

7930 Jones Branch Drive

Suite 1100

McLean, Virginia 22102

Telephone: (703) 883-1000

PROXY STATEMENT

Annual Meeting of Stockholders

May 24, 2017

VOTING ROADMAP	Our Board’s Recommendation

Proposal No. 1: Election of All Director Nominees	FOR

Our Board of Directors unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of the Company’s business and management.

Proposal No. 2: Approval of Hilton 2017 Omnibus Incentive Plan	FOR
Our Compensation Committee and Board of Directors believe that the approval of the Hilton 2017 Omnibus Incentive Plan is in the best interest of the Company and its stockholders.

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as independent registered public accounting firm	FOR

Our Audit Committee and Board of Directors believe that the retention of Ernst & Young as the Company’s independent registered public accounting firm for 2017 is in the best interest of the Company and its stockholders.

Proposal No. 4: Advisory Vote on Executive Compensation	FOR

We are seeking a non-binding, advisory vote to approve the 2016 compensation paid to our named executive officers, which is described in the section of this Proxy Statement entitled “Executive Compensation.”

Proposal No. 1 — Election of Directors

Our Board of Directors (the “Board” or “Board of Directors”) has considered and nominated the following nominees for a one-year term expiring at the 2018 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified: Christopher J. Nassetta; Jonathan D. Gray; Charlene T. Begley; Jon M. Huntsman, Jr.; Judith A. McHale; John G. Schreiber; Elizabeth A. Smith; Douglas M. Steenland; and William J. Stein. Action will be taken at the Annual Meeting for the election of these nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement, as filed with the Securities and Exchange Commission (“SEC”), intend to vote the proxies held by them for the election of the director nominees. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency that the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board. Except where the context requires otherwise, references to the “Company,” “Hilton,” “we,” “us” and “our” refer to Hilton Worldwide Holdings Inc. References to the “spin-offs” refer to the Company’s January 2017 spin-offs of Park Hotels & Resorts Inc. (“Park”) and Hilton Grand Vacations Inc. (“HGV”).

Hilton	PROXY STATEMENT	1

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2017

The following information describes the offices held, other business directorships and the term of each director nominee as of February 28, 2017. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Christopher J. Nassetta

Christopher J. Nassetta, 54, joined Hilton as President and Chief Executive Officer in December 2007 and has served as a director of Hilton since that time. Previously, he was President and Chief Executive Officer of Host Hotels and Resorts, Inc., a position he held from May 2000 until October 2007. He joined Host in 1995 as Executive Vice President and was elected Chief Operating Officer in 1997. Before joining Host, Mr. Nassetta co-founded Bailey Capital Corporation, a real estate investment and advisory firm, in 1991. Prior to this, he spent seven years at The Oliver Carr Company, a commercial real estate company, where he ultimately served as Chief Development Officer. Mr. Nassetta is an Advisory Board member for the McIntire School of Commerce at the University of Virginia and is Vice Chairman of the Corporate Fund for The John F. Kennedy Center for the Performing Arts. He is on the boards of the International Youth Foundation and the Wolf Trap Foundation for the Performing Arts. He is also a member of the board of directors, nominating and corporate governance committee and compensation committee of CoStar Group, Inc. He is also a member and a past Chairman of The Real Estate Roundtable, a Vice Chairman and Executive Committee member of the World Travel & Tourism Council, a member of the Economic Club of Washington, a member of Federal City Council, a member of the Steering Committee of Partners for a New Beginning, and has served in various positions at the Arlington Free Clinic. Mr. Nassetta graduated from the McIntire School of Commerce at the University of Virginia with a degree in Finance.

Qualifications, Attributes, Skills and Experience: experience as an executive in the hospitality industry, extensive financial background and experience with real estate investments; his role as our President and Chief Executive Officer brings management perspective to board deliberations and provides valuable information about the status of our day-to-day operations.

Jonathan D. Gray

Jonathan D. Gray, 47, is Chairman of our Board and has served as a director of Hilton since 2007. Mr. Gray has served as global head of real estate for The Blackstone Group L.P. (“Blackstone”) since January 2012 and a member of the board of directors of Blackstone since February 2012. He also sits on Blackstone’s management committee. Prior to being named global head of real estate at Blackstone, Mr. Gray served as a senior managing director and co-head of real estate from January 2005 to December 2011. Since joining Blackstone in 1992, Mr. Gray has helped build the largest private equity real estate platform in the world with over $102 billion in investor capital under management as of December 31, 2016. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as Chairman of the Board of Nevada Property 1 LLC (The Cosmopolitan of Las Vegas) and is a board member of Invitation Homes Inc. He also serves on the board of Harlem Village Academies and Trinity School. He previously served as a board member of Brixmor Property Group Inc. and La Quinta Holdings Inc. Mr. Gray and his wife, Mindy, have established the Basser Research Center at the University of Pennsylvania School of Medicine, which focuses on the prevention and treatment of certain genetically caused breast and ovarian cancers.

Qualifications, Attributes, Skills and Experience: affiliation with Blackstone, significant experience in working with companies controlled by private equity sponsors, particularly in the real estate and hospitality industry, experience in working with the management of various other companies owned by Blackstone’s funds, experience with real estate investing and extensive financial background.

Charlene T. Begley

Charlene T. Begley, 50, has served as a director of Hilton since April 2017. Ms. Begley served in various capacities at General Electric Company from 1988 through 2013. Most recently, she served in a dual role as Senior Vice President and Chief Information Officer, as well as the President and Chief Executive Officer of GE’s Home and Business Solutions business from January 2010 through December 2013. Ms. Begley served as President and Chief Executive Officer of GE Enterprise Solutions from August 2007 through December 2009. During her career at GE, she served as President and Chief Executive Officer of GE Plastics and GE Transportation, led GE’s Corporate Audit staff and served as the Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley currently serves as a director and member of the audit committee of Nasdaq, Inc., and as a director and member of the audit and nominating committees of Red Hat, Inc. and WPP plc.

Qualifications, Attributes, Skills and Experience: extensive business and management expertise, including leading divisions of a global enterprise, significant experience in technology, finance and information security, and service as a director of several public companies.

Jon M. Huntsman, Jr.

Jon M. Huntsman, Jr., 56, has served as a director of Hilton since 2015. Mr. Huntsman has served as Chairman of the Atlantic Council, a non-partisan think tank promoting constructive leadership and engagement in international affairs, since January 2014. Mr. Huntsman was a candidate for the Republican nomination for President of the United States in the 2012 presidential election. From 2009 to 2011, he served as U.S. Ambassador to China and he served as Governor of the State of Utah from 2005 to 2009. Mr. Huntsman’s public service also includes appointments as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for East Asia & Pacific Affairs. He also serves as a director of Ford Motor Company, Caterpillar, Inc. and Chevron Corporation and previously served as a director of Huntsman Corporation.

Qualifications, Attributes, Skills and Experience: extensive international experience, including as U.S. ambassador to China, U.S. ambassador to Singapore and Deputy U.S. Trade Representative, public policy and government relations experience, including as the governor of the State of Utah, and executive and board experience as former Vice Chairman of Huntsman Corporation and a director of several public companies.

2	PROXY STATEMENT	Hilton

Judith A. McHale

Judith A. McHale, 70, has served as a director of Hilton since 2013. Ms. McHale has served as President and Chief Executive Officer of Cane Investments, LLC since August 2011. From May 2009 to July 2011, Ms. McHale served as Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2006 to March 2009, Ms. McHale served as a Managing Partner in the formation of GEF/ Africa Growth Fund. Prior to that, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications. Ms. McHale currently serves on the board of directors of Ralph Lauren Corporation, SeaWorld Entertainment, Inc. and Viacom, Inc. Ms. McHale graduated from the University of Nottingham in England and Fordham University School of Law.

Qualifications, Attributes, Skills and Experience: extensive business and management expertise, including experience as a chief executive officer and director of several public companies, as well as prior service as a high-ranking official in the U.S. Department of State.

John G. Schreiber

John G. Schreiber, 70, has served as a director of Hilton since 2007. Mr. Schreiber is the President of Centaur Capital Partners, his family investment office, and a retired Partner and Co-Founder of Blackstone Real Estate Advisors (BREA). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments from 1992 to 2015. During that time, Blackstone invested over $75 billion of equity in a wide variety of real estate transactions. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust, General Growth Properties, Inc., Blackstone Mortgage Trust Inc. and Hudson Pacific Properties, Inc. He currently serves on the board of JMB Realty Corp., Brixmor Property Group Inc. and Invitation Homes Inc. and is a director/trustee of a number of mutual funds managed by T. Rowe Price Associates and a Trustee of Loyola University of Chicago. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.

Qualifications, Attributes, Skills and Experience: experience with real estate investing and extensive financial background, past affiliation with Blackstone, significant experience in working with companies controlled by private equity sponsors, particularly in the real estate industry, experience in working with the management of various other companies owned by Blackstone’s funds.

Elizabeth A. Smith

Elizabeth A. Smith, 53, has served as a director of Hilton since 2013. Ms. Smith has served as Chairman of the Board of Directors of Bloomin’ Brands, Inc. since January 2012 and has served as its Chief Executive Officer and a Director since November 2009. From September 2007 to October 2009, Ms. Smith was President of Avon Products, Inc., a global beauty products company, and was responsible for its worldwide product-to-market processes, infrastructure and systems, including Global Brand Marketing, Global Sales, Global Supply Chain and Global Information Technology. In January 2005, Ms. Smith joined Avon Products, Inc. as President, Global Brand, and was given the additional role of leading Avon North America in August 2005. From September 1990 to November 2004, Ms. Smith worked in various capacities at Kraft Foods Inc. Ms. Smith currently serves on the board of directors of U.S. Fund for UNICEF and H. Lee Moffitt Cancer Center & Research Institute (Tampa, Florida). Ms. Smith served as a member of the board of directors and audit committee member of Staples, Inc. from September 2008 to June 2014. Ms. Smith holds a bachelor’s degree, Phi Beta Kappa, from the University of Virginia and an M.B.A. from the Stanford Graduate School of Business.

Qualifications, Attributes, Skills and Experience: experience in strategy, brands, marketing and sales, as well as corporate finance and financial reporting developed in her executive level roles where her responsibilities have included direct financial oversight of multinational companies with multiple business units.

Douglas M. Steenland

Douglas M. Steenland, 65, has served as a director of Hilton since 2009. Mr. Steenland worked for Northwest Airlines Corporation from September 1991 to October 2008, serving as Chief Executive Officer from April 2004 to October 2008 and as President from February 2001 to April 2004. During his tenure at Northwest Airlines, he also served as Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to his time at Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently chairman of the board of directors of American International Group, Inc.; chairman of the board of directors of Travelport Worldwide Limited, where he also serves on the nominating and corporate governance committee; and chairman of the board of Performance Food Group Company, where he also serves on the audit committee. In the past five years, Mr. Steenland also served as a director of Digital River, Inc. Mr. Steenland received a B.A. from Calvin College and is a graduate from The George Washington University Law School.

Qualifications, Attributes, Skills and Experience: experience in managing large, complex, international institutions generally and experience as a member of global public company boards and an executive in the travel and hospitality industries in particular.

William J. Stein

William J. Stein, 54, has served as a director of Hilton since 2007. Mr. Stein has been a senior managing director of Blackstone since January 2006 and serves as global co-head of asset management in Blackstone’s real estate group. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate assets. Mr. Stein also serves as a director of Nevada Property 1 LLC (The Cosmopolitan of Las Vegas), where he serves on the audit committee, Invitation Homes Inc., where he serves on the compensation committee and nominating and corporate governance committee, and Extended Stay America, Inc. He previously served as a board member of Brixmor Property Group Inc. and La Quinta Holdings Inc. Before joining Blackstone, Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein received a B.B.A. from the University of Michigan and an M.B.A. from the University of Chicago.

Qualifications, Attributes, Skills and Experience: tenure with Blackstone involving the direct asset management and asset management oversight of Blackstone’s global real estate assets, extensive financial background and experience as an asset manager focusing on real estate and hospitality investments.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Hilton	PROXY STATEMENT	3

THE BOARD OF DIRECTORS AND

CERTAIN GOVERNANCE MATTERS

Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Our Board has a majority of independent directors, and all of our Board’s committees are fully independent.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•	each of our directors is subject to re-election annually;

•	under our by-laws and our Corporate Governance Guidelines, directors (other than directors designated pursuant to our stockholders agreements) who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to our Board of Directors;

•	our independent directors meet regularly in executive sessions;

•	we do not have a stockholder rights plan, and if our Board were ever to adopt a stockholder rights plan in the future without prior stockholder approval, our Board would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year; and

•	a range of other corporate governance best practices, including limits on the number of directorships held by our directors to prevent “overboarding,” a robust director education program, regular Board and committee evaluations, a commitment to Board refreshment and diversity, and an extensive director nominee selection process.

We have a stockholders agreement with Blackstone, which is described below under “Transactions with Related Persons — Blackstone — Stockholders Agreement” and provides that Blackstone has the right to nominate to our Board a number of designees based on its percentage ownership of our common stock. Currently, Blackstone has the right to designate two directors and has nominated Messrs. Gray and Stein. The provisions of the stockholders agreement with Blackstone regarding the nomination of directors will remain in effect until Blackstone is no longer entitled to nominate a director to our Board, unless Blackstone requests that they terminate at an earlier date.

We also have a stockholders agreement with HNA Tourism Group Co., Ltd. and certain of its affiliates (collectively, “HNA”), which is described below under “Transactions with Related Persons — HNA — Stockholders Agreement” and took effect upon the March 15, 2017 closing of Blackstone’s previously announced sale of approximately 25% of our common stock to HNA. The stockholders agreement with HNA provides that, among other things, for so long as HNA owns at least 15% of our outstanding common stock, HNA will have the right to designate two directors to our Board, one of whom may be affiliated with HNA (but not its hospitality business), the other of whom must be independent under New York Stock Exchange (“NYSE”) standards and each of whom must be reasonably satisfactory to our Nominating and Corporate Governance Committee. HNA’s director designation rights are subject to change based on their ownership of our common stock and cease once HNA owns less than 5%. In addition, the stockholders agreement with HNA requires HNA in uncontested director elections to either vote all of its shares in favor of the director nominees or vote all such shares in the same proportion the shares owned by the other stockholders are voted and, as to other proposals, except in specified circumstances, generally requires HNA to vote its holdings in excess of 15% of the outstanding shares in the same proportion as the shares owned by other stockholders are voted, and permits HNA to vote its holdings of 15% of the outstanding shares at its sole discretion. HNA has not yet identified potential director nominees.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether that relationship is material.

Our Board has affirmatively determined that each of Ms. Begley, Mr. Huntsman, Ms. McHale, Mr. Schreiber, Ms. Smith and Mr. Steenland is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Ms. McHale, Ms. Smith and Mr. Steenland is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

4	PROXY STATEMENT	Hilton

BOARD STRUCTURE

Our Board of Directors is led by Mr. Gray, our Non-Executive Chairman. The Chief Executive Officer position is separate from the Chairman position. Although we believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time, our Board believes that the Company and stockholders are best served by maintaining flexibility to determine whether and when the Chairperson and CEO positions should be separate or combined to provide the appropriate leadership.

BOARD COMMITTEES AND MEETINGS

The following table summarizes the current membership of each of the Board’s standing committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Christopher J. Nassetta
Jonathan D. Gray
Charlene T. Begley
Jon M. Huntsman, Jr.		X	Chair
Judith A. McHale	X	X
John G. Schreiber		Chair
Elizabeth A. Smith	X		X
Douglas M. Steenland	Chair		X
William J. Stein

We expect all directors to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2016, the Board held seven meetings, the Audit Committee held nine meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held four meetings. In July 2016, the Board established a special committee consisting of Mr. Huntsman and Ms. Smith to review HNA’s investment in the Company; the special committee met 17 times during 2016. In 2016, all of our director nominees attended at least 75% of the meetings of the Board and committees on which he or she served as a member. We expect all directors to attend any meeting of stockholders. All of our directors attended the 2016 Annual Meeting of Stockholders.

Hilton	PROXY STATEMENT	5

COMMITTEE MEMBERSHIP

AUDIT COMMITTEE

All members of the Audit Committee have been determined to be “independent,” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Mr. Steenland qualifies as an audit committee financial expert as defined by applicable SEC regulations.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Audit Committee Charter, and include among others:

•	assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;

•	assisting the Board with its oversight of our disclosure controls procedures and our internal control over financial reporting;

•	assessing the independent registered public accounting firm’s qualifications and independence;

•	engaging the independent registered public accounting firm;

•	overseeing the performance of our internal audit function and independent registered public accounting firm;

•	assisting with our compliance with legal and regulatory requirements in connection with the foregoing;

•	overseeing our exposure to risk, including, but not limited to, data privacy and security, business continuity and operational risks;

•	reviewing related party transactions; and

•	overseeing compliance with our Code of Conduct.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public filings in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See “Oversight of Risk Management” below.

COMPENSATION COMMITTEE

All members of the Compensation Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally, and compensation committees in particular. In addition, all members qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Compensation Committee Charter, and include among others:

•	establishing, maintaining and administering compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to our long term success;

•	overseeing the goals, objectives and compensation of our President and Chief Executive Officer, including evaluating the performance of the President and Chief Executive Officer in light of those goals;

•	overseeing the goals, objectives and compensation of our other executives and directors;

•	assisting with our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and

•	issuing a report on executive compensation for inclusion in our annual proxy statement and annual report.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Exequity LLP (“Exequity”) as its independent outside compensation consultant since 2012.

All executive compensation services provided by Exequity were conducted under the direction or authority of the Compensation Committee, and all work performed by Exequity was pre-approved by the Compensation Committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Exequity raised any conflict of interest for services performed during 2016 and determined that it did not.

6	PROXY STATEMENT	Hilton

As requested by the Compensation Committee, in 2016, Exequity’s services to the Compensation Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data and confirmation of our peer group composition.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

All members of the Nominating and Corporate Governance Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include among others:

•	advising the Board concerning the appropriate composition and qualifications of the Board and its committees;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders;

•	recommending to the Board the members of the Board to serve on the various committees;

•	developing and recommending to the Board a set of corporate governance guidelines and assisting the Board in complying with them; and

•	overseeing the evaluation of the Board and the Board’s committees.

OVERSIGHT OF RISK MANAGEMENT

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.

The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management. Our chief risk officer updates the Audit Committee on a quarterly basis and the full Board on an annual basis and as needed.

EXECUTIVE SESSIONS

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.

BOARD AND COMMITTEE EVALUATIONS

The Board and its committees conduct annual self-evaluations to assess the effectiveness of the Board and committees. The self-assessments focus on the Board’s and each committee’s and their respective members’ performance and contribution to the Company as well as provide constructive feedback.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines and committee charters are reviewed from time to time by the Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available on the Corporate Governance page of the Investors section on our website at www.ir.hilton.com. Any stockholder also may request them in print, without charge, by contacting the Office of the Corporate Secretary at Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102.

Hilton	PROXY STATEMENT	7

CODE OF CONDUCT

We maintain a Code of Conduct that is applicable to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, human rights, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

The Code of Conduct may be found on our website at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Code of Conduct.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. At a minimum, the Nominating and Corporate Governance Committee assesses each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company and has previously consulted with the firms of Spencer Stuart and Heidrick & Struggles regarding board member recruiting. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. After working with an independent search firm to identify potential candidates, the Nominating and Corporate Governance Committee recommended and on April 10, 2017 the Board appointed Ms. Begley to serve on our Board effective April 13, 2017. Ms. Begley is expected to be appointed to one or more committees at a later date.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102. All recommendations for nomination received by the Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our by-laws. These requirements are also described under the caption “Stockholder Proposals for the 2018 Annual Meeting.”

COMMUNICATIONS WITH THE BOARD

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Office of the Corporate Secretary, 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102, who will forward such communication to the appropriate party.

8	PROXY STATEMENT	Hilton

COMPENSATION OF DIRECTORS

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. Our employee directors and directors affiliated with Blackstone receive no compensation for serving on the Board or committees thereof.

ANNUAL COMPENSATION PROGRAM

Each non-employee director (other than the directors affiliated with Blackstone) was entitled to annual compensation for the period from our 2016 annual meeting until our 2017 annual meeting, as follows:

BOARD RETAINER (1) Role	Cash Compensation (2)	Equity-Based Compensation
Non-Employee Directors	$85,000	$140,000

COMMITTEE CASH RETAINER (1)(2) Role	Audit	Compensation	Nominating and Corporate Governance
Committee Chair	$25,000	$20,000	$20,000
Other Committee Members	$7,500	$7,500	$7,500

(1)	All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, our independent directors are reimbursed for reasonable personal hotel costs when they stay at Company-branded hotels.

(2)	Cash compensation is payable on a semi-annual basis.

Equity awards are granted to our eligible non-employee directors annually, upon his or her election or reelection at our annual meeting of stockholders, in an amount valued at approximately $140,000 in the form of deferred share units (“DSUs”), where the number of DSUs awarded is equal to $140,000 divided by the closing price of our common stock on the grant date. The equity currently held by our directors was awarded under the Company’s 2013 Omnibus Incentive Plan (the “Incentive Plan”) and the material terms thereof are outlined in the table below.

Award Type	Vesting	Dividend Equivalents	Termination or Change in Control
DSUs (1) Granted in 2015 and 2016	Fully vested at the time of grant and settle in shares of common stock upon the earlier of termination of service for any reason or a change in control	Accrue in the form of additional DSUs in an amount equal to the fair market value of the dividend payment as of the dividend payment date, payable at settlement	Termination of service for any reason: Immediately settle Change in control: Immediately settle

(1)	In connection with the spin-offs in January 2017, the number of outstanding DSUs was adjusted in a manner intended to preserve the value of the awards, but otherwise remained outstanding and subject to unchanged terms and conditions.

SPECIAL COMMITTEE

In addition to the three above-referenced standing Board committees, in July 2016, the Board established a special committee to review and provide oversight of specific transactions related to HNA’s investment in the Company. During 2016, the members of the special committee were Mr. Huntsman and Ms. Smith. Each member earned a $10,000 cash retainer plus a $500 cash payment for each meeting attended or workday spent regarding these transactions. During 2016, the special committee met 17 times.

STOCK OWNERSHIP POLICY

We have a stock ownership policy for our non-employee directors. Each of our non-employee directors (other than the directors affiliated with Blackstone) is required to own our stock in an amount equal to five times his or her regular annual cash retainer, provided that a non-employee director who is affiliated with a stockholder of the Company that meets the ownership requirements for a non-employee director shall be exempt from such requirement. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested options and shares held under a deferral or similar plan. Non-employee directors are expected to meet this ownership requirement within five years from the later of (1) December 11, 2013 and (2) the date he or she first becomes subject to the stock ownership policy.

Hilton	PROXY STATEMENT	9

DIRECTOR COMPENSATION FOR 2016

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Jonathan D. Gray	—	—	—	—
Charlene T. Begley (3)	—	—	—	—
Jon M. Huntsman, Jr.	$121,000	$139,998	—	$260,998
Judith A. McHale	$100,000	$139,998	$911	$240,909
John G. Schreiber (4)	$87,500	$186,657	—	$274,157
Elizabeth A. Smith	$118,500	$139,998	$911	$259,409
Douglas M. Steenland	$117,500	$139,998	$911	$258,409
William J. Stein	—	—	—	—

(1)	Represents the grant date fair value of DSUs computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, without taking into account estimated forfeitures, based on the closing price on the NYSE of our common stock on the grant date. Each eligible non-employee director (other than Mr. Schreiber) was granted 6,352 DSUs on May 5, 2016, representing the director’s annual equity award for the annual period from the 2016 annual meeting to the 2017 annual meeting. Mr. Schreiber was granted an additional 2,117 DSUs, which represented a prorated equity award for his service from January 1, 2016, when he was determined to be independent, to the May 2016 annual meeting. In accordance with the SEC’s rules, dividend equivalents that accrued on the directors’ 2016 DSU awards are not reported above because dividends were factored into the grant date fair value of these awards.

In connection with the spin-offs, the number of shares underlying the directors’ outstanding DSUs was adjusted in a manner intended to preserve the value of the awards. Other than these adjustments, the terms of the directors’ DSUs following the spin-offs remain subject to the same terms and conditions as prior to the spin-offs. The unadjusted number of DSUs granted in 2016 are reflected in the table above.

For details regarding the director’s beneficial ownership of equity securities, including their outstanding DSUs, see “Ownership of Securities” below.

(2)	Represents the fair market value of dividend equivalents accrued on RSUs granted prior to 2016, where dividends were not factored into the grant date fair value of such previously disclosed awards.

(3)	Ms. Begley was appointed to the Board in April 2017.

(4)	Mr. Schreiber was determined to be independent on January 1, 2016. Amounts reflected in the table also include a prorated portion of his annual compensation for the period from January 1, 2016 until our May 2016 annual meeting.

10	PROXY STATEMENT	Hilton

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers as of February 28, 2017, other than Mr. Nassetta, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2017.”

Kristin A. Campbell

Kristin A. Campbell, 55, joined Hilton as Executive Vice President and General Counsel in June 2011. She is responsible for leading Hilton’s global legal and compliance functions. Ms. Campbell also is a director of Office Depot, Inc. and a member of its audit committee. Prior to Hilton, Ms. Campbell was Senior Vice President, General Counsel and Corporate Secretary of Staples, Inc., an international office products company from May 2007 to June 2011. Before joining Staples, Inc. in 1993, Ms. Campbell worked at the law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell graduated summa cum laude from Arizona State University and received a J.D. from Cornell University Law School.

Ian R. Carter

Ian R. Carter, 55, has served as Executive Vice President and President, Global Development, Architecture and Construction for Hilton since October 2012 and previously oversaw Operations for Hilton since August 2009. He previously served as Chief Executive Officer of Hilton International Co. prior to its re-acquisition by Hilton in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as Officer and President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter serves as a non-Executive Director on the Board of Burberry Group plc, where he serves as chairman of the compensation committee, and is President of the Dame Maureen Thomas Foundation for Young People. He serves on the board of advisors of the Boston University School of Hospitality Administration and on the board of directors of Visit Florida. Mr. Carter is non-executive chairman of the board of Del Frisco’s Restaurant Group, Inc. Mr. Carter is a graduate of the University of West London, School of Business and Management, and received an honorary doctorate from the university.

James E. Holthouser

James E. Holthouser, 57, has served as Hilton’s Executive Vice President, Brands & Marketing since November 2012. In this role, he serves as our global leader for brand management, marketing and the Honors loyalty program. Mr. Holthouser also oversees the Product Management group and the Global Brands Strategy group. The Product Management group is responsible for the development and management of products for Food & Beverage, Meetings & Events, Spa, Fitness, Guest Technology and Sustainability. The Global Brands Strategy group is responsible for developing strategies for all brand and product groups across the enterprise. With more than 25 years of experience in the lodging, restaurant and gaming industries, Mr. Holthouser has held a series of senior management positions within Hilton in the branding, franchising and marketing arenas. Most recently, he was Global Head of Full Service Brands and Global Head of Embassy Suites Hotels from June 2009 to November 2012, overseeing all aspects of brand management. From October 2005 to June 2009, Mr. Holthouser was Senior Vice President of Brand Management for Embassy Suites. From February 1999 to October 2005, Mr. Holthouser served as Senior Vice President of Brand Management for Homewood Suites by Hilton. His career with the Company began in 1989 in Market Research for Promus. Mr. Holthouser received his M.A. in Political Science from the University of Louisville and his international M.B.A. from the American Graduate School of International Management. He received undergraduate degrees from the University of Louisville in Political Science and Foreign Languages.

Kevin J. Jacobs

Kevin J. Jacobs, 44, serves as Executive Vice President and Chief Financial Officer of Hilton and is responsible for the oversight of all of our global finance, information technology and real estate functions. He joined Hilton as Senior Vice President, Corporate Strategy in June 2008, was elected Treasurer in May 2009, became Executive Vice President and Chief of Staff in September 2012 and assumed his current role in August 2013. Previously, from July 2007 to June 2008 he was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International. Prior to joining Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels and Resorts, Inc., most recently as Vice President, Corporate Finance & Investor Relations. Prior to joining Host, Mr. Jacobs held various roles in the Hospitality Consulting practice of PricewaterhouseCoopers LLP and the Hospitality Valuation Group at Cushman & Wakefield, Inc. Mr. Jacobs is a member of the Dean’s Advisory Board for the School of Hotel Administration at Cornell University and a member of the Hotel Development Council of the Urban Land Institute. He is a graduate of the Cornell University School of Hotel Administration.

Matthew W. Schuyler

Matthew W. Schuyler, 51, has served as our Executive Vice President and Chief Human Resources Officer since June 2009 and leads the Company’s global human resources organization. Mr. Schuyler was previously Chief Human Resources Officer at Capital One Financial Corporation from April 2002 to June 2009. Prior to Capital One, Mr. Schuyler served as Vice President of Human Resources with Cisco Systems, Inc. and as a Partner with PricewaterhouseCoopers in the Global Human Resources Group. He serves on the board of the Make-A-Wish Foundation of America, where he serves as chairman of the compensation committee, and is a member of the Penn State University Board of Trustees and the Business School Board of Visitors and Penn State’s College of Information Sciences and Technology Advisory Board. Mr. Schuyler holds a B.S. from Penn State University and an M.B.A. from the University of Michigan.

Hilton	PROXY STATEMENT	11

Christopher W. Silcock

Christopher W. Silcock, 45, has served as Executive Vice President and Chief Commercial Officer since September 2015 and oversees Revenue Management, Sales, Hilton Reservations & Customer Care, E-Commerce and Regional Marketing. Mr. Silcock previously served as our Head of Sales and Revenue Management from September 2014 and Senior Vice President Revenue Management and Online from January 2013. Prior to that he was Senior Vice President Revenue Management since March 2009. Mr. Silcock holds a bachelor’s of science degree in Computer Studies from University of Essex and studied music prior to his hospitality career.

12	PROXY STATEMENT	Hilton

PROPOSAL NO. 2 — APPROVAL OF

THE HILTON 2017 OMNIBUS INCENTIVE PLAN

In April 2017, upon the recommendation of the Compensation Committee, our Board unanimously approved the Hilton 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan”), subject to stockholder approval. The 2017 Omnibus Incentive Plan allows us to grant equity-based and certain cash-based awards that are intended to qualify as “performance-based compensation” that are both integral elements of our compensation program. Upon approval by stockholders, the Plan will replace the Company’s 2013 Omnibus Incentive Plan (the “Incentive Plan”) with respect to any future equity-based awards.

DESCRIPTION AND PURPOSE OF THE 2017 OMNIBUS INCENTIVE PLAN

The 2017 Omnibus Incentive Plan design allows the Company to	•Align employee and stockholder interests to create stockholder value
•Attract, retain and motivate highly qualified employees and non-employee directors to ensure the Company’s continued success
•Drive long-term financial and operational performance
•Adapt to evolving best practices in compensation
•Grant qualifying performance-based compensation for purposes of tax deductibility

HIGHLIGHTS OF THE 2017 OMNIBUS INCENTIVE PLAN

The 2017 Omnibus Incentive Plan continues many of the key corporate governance features that are currently included in the Incentive Plan, but these existing features have been refined to reflect market and evolving corporate governance best practices. New features include a one year minimum vesting condition and the ability to grant cash-based awards intended to qualify under Section 162(m) of the Internal Revenue Code and the regulations thereunder (“Section 162(m)”) as “qualified performance-based compensation”. Key features of the 2017 Omnibus Incentive Plan are highlighted below and are substantially similar to the Incentive Plan.

The 2017 Omnibus Incentive Plan does:

Provide for a minimum one year vesting period subject to a 5% carve-out
Contain limits on the number of shares subject to awards under the plan, shares subject to options or stock appreciation rights, and shares subject to performance awards, and cash amounts that may be granted to any individual employee in a fiscal year
Contain a limit on the value of cash and equity-based awards that may be granted to individual non-employee directors in a year
Provide for forfeiture or clawback of awards under certain circumstances
Provide the opportunity for awards to qualify as “performance-based compensation” under Section 162(m)
Provide for administration by a committee of the Board consisting entirely of independent directors

The 2017 Omnibus Incentive Plan does not:

Permit direct or indirect repricing of underwater stock options without stockholder approval
Permit the grant of options with below-market exercise prices other than in connection with substitute awards
Contain any “evergreen” provisions that automatically add additional shares to the plan pool
Permit the grant of reload options
Provide for loans to pay exercise prices or taxes
Permit us to pay and deliver dividends or dividend equivalents for unvested equity awards
Permit us to pay dividends or dividend equivalents on outstanding stock options or stock appreciation rights

Hilton	PROXY STATEMENT	13

2017 OMNIBUS INCENTIVE PLAN TERMS

Upon approval by stockholders, the 2017 Omnibus Incentive Plan will replace our Incentive Plan with respect to any future equity-based awards and, following the Annual Meeting, no new awards will be granted under the Incentive Plan. We are seeking approval of the 2017 Omnibus Incentive Plan, among other reasons, due to the fact that following the Annual Meeting, we will be subject to Section 162(m) and we desire to have the 2017 Omnibus Incentive Plan approved by stockholders to benefit from the provisions of Section 162(m). We are also seeking approval of the 2017 Omnibus Incentive Plan in order to qualify certain stock options authorized under the 2017 Omnibus Incentive Plan for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

2017 Omnibus Incentive Plan	Incentive Plan

•  Pool of 15 million new shares available for grant plus the number of shares of common stock underlying any award previously granted under the Incentive Plan that expires, terminates, is cancelled or is forfeited for any reason under the terms of the Incentive Plan

• As of March 31, 2017, there were approximately 5.7 million shares(1) subject to outstanding awards
• As of March 31, 2017, approximately 29 million shares(2) remained eligible for grant
• No more than 300,000 shares are expected to be granted between March 31, 2017 and the date of the Annual Meeting
• Upon stockholder approval of the 2017 Omnibus Incentive Plan, no additional awards will be granted under the Incentive Plan

(1)	All outstanding equity awards were adjusted to reflect the spin-offs. Any awards previously granted under the Incentive Plan will remain outstanding in accordance with their terms, and the shares underlying any such awards will be issued pursuant to the terms of the Incentive Plan.

(2)	The remaining share pool under the Incentive Plan was adjusted to reflect the spin-offs.

We believe that the number of shares of our common stock requested to be reserved for equity-based awards under the 2017 Omnibus Incentive Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity-based awards, which are an important component of our overall compensation program. Shares of common stock issued under the 2017 Omnibus Incentive Plan may come from newly issued, treasury or reacquired shares, or any combination thereof.

EQUITY AWARD INFORMATION

In reaching our conclusion as to the appropriateness of the number of shares of common stock requested to be reserved for equity-based awards under the 2017 Omnibus Incentive Plan, we reviewed key metrics that are typically used to evaluate such recommendations including run rate and dilution.

The table below illustrates our historical grant practices under the Incentive Plan.

Incentive Plan Grant Details for Prior 3 Years
Year	Stock Options	RSUs Granted (Stock-Settled)	Performance Based RSUs Earned (Stock-Settled)	Total Granted (Stock-Settled)	Common Shares Outstanding	Run Rate (1) = Total Granted/Common Shares Outstanding
2014	334,530	1,883,454	—	2,217,984	328,207,954	0.68%
2015	309,528	679,546	—	989,074	329,152,787	0.30%
2016	503,150	1,169,238	305,670	1,978,058	329,341,992	0.60%
3-Year Average						0.53%

(1)	Run rate measures how rapidly we are using the share pool under an incentive plan before taking into account shares returned to the share pool. For purposes of this calculation, the number of shares of common stock outstanding was based on the amount reported on the Company’s balance sheet for the respective fiscal year ended.

14	PROXY STATEMENT	Hilton

The information reported in Note 20 (“Share-Based Compensation”) of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report on Form 10-K”) reflects information as of December 31, 2016. At December 31, 2016, the total number of shares underlying outstanding equity awards granted under the Incentive Plan was 3,389,863 (which amount adjusts to give effect to the 1-for-3 reverse stock split effected in January 2017 (the “reverse stock split”). Subsequent to December 31, 2016, among other actions taken in connection with the spin-offs, we adjusted all of our outstanding equity-based awards and the number of shares authorized for future grant under the Incentive Plan in a manner intended to preserve the value of such awards and the plan pool. In addition, in February 2017, we granted equity-based awards. As a result, as of March 31, 2017, the number of shares underlying outstanding equity-based awards and the number of shares authorized for future grant under the Incentive Plan differ from the information in our Annual Report on Form 10-K. In order to provide meaningful and comparative information, the table below provides information regarding outstanding and unissued shares under the Incentive Plan (1) as of March 31, 2017 after giving effect to all transactions that occurred from January 1, 2017 through March 31, 2017 and (2) as of March 31, 2017 on a pro forma basis assuming all such transactions but the reverse stock split had occurred. The table also provides the basis for the number of shares requested under the 2017 Omnibus Incentive Plan.

		Pro Forma Pre- Reverse Stock Split (as of March 31, 2017) (1)	Actual (as of March 31, 2017) (2)
(a)	Remaining authorized but unissued shares under the Incentive Plan	89,336,358	29,778,786
(b)	Remaining authorized but unissued shares under the Incentive Plan available for issuance between 3/31/2017 and the Annual Meeting, assuming stockholder approval of the 2017 Omnibus Incentive Plan	900,000	300,000
(c)	Number of shares no longer available for issuance under the Incentive Plan if stockholders approve the 2017 Omnibus Incentive Plan	88,436,358	29,478,786
(d)	Proposed number of new shares under the 2017 Omnibus Incentive Plan	45,000,000	15,000,000 (3)
(e)	Shares subject to outstanding awards (excluding shares subject to stock options)	10,901,721	3,633,907
(f)	Shares underlying stock options subject to outstanding awards*	6,075,948	2,025,316
	— Weighted Average Exercise Price	$21.16	$63.48
	— Weighted Average Remaining Term	8.916 years	8.916 years
(g)	Total Awards Outstanding* (e+f)	16,977,669	5,659,223
(h)	Number of shares of common stock outstanding	989,272,920	329,757,640
(i)	Proposed new shares under the 2017 Omnibus Incentive Plan as a % of Common Stock Outstanding (d ÷ h)	4.55%	4.55%
(j)	Total Potential Dilution ((b+d+g) / (b+d+g+h))	5.98%	5.98%
	* Total Awards Outstanding represents the sum of shares subject to awards outstanding (e) and stock options outstanding (f)

(1)	Information is presented as of March 31, 2017 on a pro forma basis as if all of the transactions described in footnote (2) below had occurred except the reverse stock split.

(2)	Information is presented and effective as of March 31, 2017 and reflects all events related to equity-based awards that occurred between January 1, 2017 and March 31, 2017, including:

(x) as to outstanding awards: (1) the adjustments made in connection with the spin-offs; (2) the conversion of outstanding performance shares into time-vesting restricted shares, assuming a target level of performance would have been achieved; and (3) our February 2017 equity grants (which assume, as to performance shares granted in the form of RSUs, achievement of target level of performance and, as to performance shares granted in the form of restricted stock, achievement of maximum level of performance); and

(y) as to the remaining authorized but unissued shares available under the Incentive Plan, those previously granted equity awards that could have settled in or been exercisable for shares of Company common stock but that were converted in the spin-offs into awards that will settle in or be exercisable for shares of Park or HGV common stock, as applicable, and that were cancelled and added back to the remaining authorized but unissued shares available for future grant under the Incentive Plan.

(3)	Does not include the number of shares of Company common stock underlying any award previously granted under the Incentive Plan that expires, terminates, is cancelled or is forfeited for any reason under the terms of the Incentive Plan.

SECTION 162(m)

Stockholder approval of the 2017 Omnibus Incentive Plan is also required in order to permit (but not obligate) the Compensation Committee to grant awards that qualify as performance-based compensation under Section 162(m) for purposes of tax deductibility. If the 2017 Omnibus Incentive Plan is not approved by stockholders, certain equity and cash-based awards to employees covered by Section 162(m) will not qualify as performance-based compensation.

Hilton	PROXY STATEMENT	15

SUMMARY OF THE 2017 OMNIBUS INCENTIVE PLAN

This section summarizes the 2017 Omnibus Incentive Plan, and is qualified in its entirety by the full text of the 2017 Omnibus Incentive Plan, which is included as Appendix A to this Proxy Statement. Capitalized terms used below and not defined in this Proposal 2 are as defined in the 2017 Omnibus Incentive Plan.

Eligible Participants

•  Anyemployee, director, officer, consultant or advisor to the Company or one of its subsidiaries (Company Group) (excluding, generally, employees covered by a collective bargaining agreement) selected by the Compensation Committee is eligible to receive awards under the 2017 Omnibus Incentive Plan.

• Asof March 31, 2017, there were approximately 2,500 persons eligible to participate in the Incentive Plan.
• Weanticipate that future participation by employees and other individuals will be at levels similar to their past participation under the Incentive Plan.
Administration

The 2017 Omnibus Incentive Plan is administered by the Compensation Committee. All members of the Compensation Committee are non-employee directors of the Company. The Committee has broad discretion to determine the individuals eligible for awards and the size, type, and terms of awards to be granted and to interpret the provisions of the 2017 Omnibus Incentive Plan. The Compensation Committee retains the discretion to accelerate the vesting of any awards in the event of a termination of employment or service and may adjust the vesting period for awards assumed by the Company in corporate transactions.

Shares Available Under the 2017 Omnibus Incentive Plan

The 2017 Omnibus Incentive Plan has a pool of 15 million shares which may be granted subject to awards described below.

•   Sharesthat are subject to any award previously granted under the Incentive Plan that expires, terminates, is cancelled or is forfeited for any reason under the terms of the Incentive Plan may be granted under the 2017 Omnibus Incentive Plan.

•   Sharessubject to an award that are withheld or surrendered in payment of the exercise price or taxes relating to the award, and not delivered to a participant, will be made again available for grant under the 2017 Omnibus Incentive Plan.

•   Nomore than 15 million shares may be granted subject to incentive stock options.

Types of Awards

The 2017 Omnibus Incentive Plan allows for the granting of stock options (both non-qualified and incentive), stock appreciation rights, restricted stock, restricted stock units, cash and equity-based performance compensation awards, dividend equivalents and other stock-based awards.

•   TheCompensation Committee has the authority to grant and set the terms and conditions of awards made to participants, so long as such awards and the terms and conditions thereof are consistent with the provisions of the 2017 Omnibus Incentive Plan.

• Awardsunder the 2017 Omnibus Incentive Plan may be paid in cash, common shares or as determined by the Compensation Committee.
Annual Award Limits (Participants Other than Non-Employee Directors)	• Noparticipant shall be granted more than 2 million shares subject to stock options and stock appreciation rights in any one fiscal year.

•  Noparticipant shall receive more than 2 million shares subject to performance compensation awards denominated in shares of common stock for a single fiscal year (or, if the Performance Period extends beyond a single fiscal year, 2 million shares times the number of full fiscal years in the Performance Period).

•  Themaximum amount of compensation that may be paid to any individual participant under a performance compensation award denominated in cash for a single fiscal year shall be $30 million (or if, the applicable Performance Period extends beyond a single fiscal year, $30 million times the number of full fiscal years in the applicable Performance Period).

Annual Award Limits (Non-Employee Directors)

No non-employee director may be granted equity-based awards under the 2017 Omnibus Incentive Plan in any one fiscal year for services as a non-employee director with an aggregate fair market value (determined on the award grant date) in excess of $1 million (taken together with any cash fees paid to the non-employee director during the fiscal year).

16	PROXY STATEMENT	Hilton

Minimum Vesting Condition

All awards will have a minimum vesting condition of at least one year from the date of grant except up to a maximum of five percent (5%) of the aggregate number of shares available for issuance under the 2017 Omnibus Incentive Plan may be issued without regard to any minimum vesting period requirements.

Stock Options and Stock Appreciation Rights

•  Astock option is the right to purchase a specified number of shares of our common stock for a fixed exercise price and a stock appreciation right (SAR) is the right to receive cash, common stock or other property based on the increase in the value of a number of shares underlying the award over a fixed exercise price.

•   Stockoptions and SARs must have an exercise price of no less than fair market value on the date of grant for awards, subject to a limited exception for awards assumed by the Company in corporate transactions.

•  Fairmarket value of a share of common stock on a given date is determined by the closing price as reported by the Company’s principal stock exchange (NYSE) on such date.

•  Stockoptions and SARs may not have a term longer than ten years.

Restricted Stock and Restricted Stock Units	• Restrictedstock is an award of shares of common stock which is subject to vesting conditions as determined by the Compensation Committee.

•   Aparticipant who has received an award of restricted stock has the right to vote and to accrue dividends on the underlying unvested shares; provided that no dividends will be payable with respect to an award of restricted stock unless and until the applicable vesting restrictions have lapsed, and in no event prior thereto. No dividends will be paid on unvested shares which are forfeited.

•  Restrictedstock units are awards that represent the right to receive, upon the expiration of the applicable restricted period, shares of common stock or cash which will vest as determined by the Compensation Committee.

•   Aparticipant who has received an award of restricted stock units will have no right to vote the underlying shares but may receive dividend equivalents if determined by the Compensation Committee in an award agreement or otherwise; provided that no dividend equivalents will be payable with respect to an award of restricted stock units unless and until the applicable vesting restrictions have lapsed and the restricted stock units have settled, and in no event prior thereto. No dividend equivalents will be paid on restricted stock units which are forfeited.

Performance Compensation Awards

Performance compensation awards are amounts payable in cash and/or shares of common stock, with the amount of the award based on the degree to which performance objectives are achieved during a specified period, subject to certification in writing of performance results by the Compensation Committee.

Hilton	PROXY STATEMENT	17

Performance Criteria

Specific performance criteria for purposes of performance compensation awards are limited to one or more of the following, as determined by the Compensation Committee, which performance criteria may be determined in accordance with GAAP or on a non-GAAP basis and may relate to performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing):

•  Netearnings or net income (before or after taxes)

•  Basicor diluted earnings per share (before or after taxes)

•  Netrevenue or net revenue growth

•  Grossrevenue or gross revenue growth, gross profit or gross profit growth

•  Netoperating profit (before or after taxes)

•  Returnmeasures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales)

•  Cashflow and/or growth measures (including, but not limited to, gross or adjusted cash flow, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis

•  Earningsbefore or after interest, taxes, depreciation and/or amortization (including EBIT, EBITDA and adjusted EBITDA)

•  Grossor net operating margins

•  Productivityratios

•  Shareprice (including, but not limited to, growth measures and total stockholder return)

•  Expensetargets or cost reduction goals, general and administrative expense savings

•  Operatingefficiency

•  Objectivemeasures of customer satisfaction

•  Workingcapital targets

•  Measuresof economic value added or other ‘value creation’ metrics

•  Inventorycontrol

•  Enterprisevalue

•  Sales

•  Stockholderreturn

•  Competitivemarket metrics

•  Employeeretention

•  Timelycompletion of new product rollouts

•  Timelyopening of new facilities

•  Objectivemeasures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets)

•  System-widerevenues

•  Franchiseand/or royalty income

•  Comparisonsof continuing operations to other operations

•  Marketshare

•  Costof capital, debt leverage year-end cash position or book value

•  Strategicobjectives, development of new product lines and related revenue, sales and margin targets

•  Franchiseegrowth and retention, co-branding or international operations

•  Managementfee or licensing fee growth

•  Capitalexpenditures

•  Guestsatisfaction

•  RevPAR(revenue per available room)

•  Anycombination of the foregoing

Following the completion of a Performance Period, the Compensation Committee will review and certify in writing whether and to what extent the relevant performance goals have been achieved, and calculate and certify in writing the amount of the performance compensation awards earned for the period based on the applicable formula(e). The Compensation Committee may reduce or eliminate the amount of the performance compensation award consistent with Section 162(m).

18	PROXY STATEMENT	Hilton

Other Equity-Based Awards/Cash-Based Performance Awards

The Compensation Committee may grant other equity-based awards or cash-based performance awards under the 2017 Omnibus Incentive Plan, with terms and conditions that are consistent with the 2017 Omnibus Incentive Plan.

Dividends and Dividend Equivalents

•  The Compensation Committee may, in its sole discretion, provide part of an award with dividends, dividend equivalents, or similar payments in respect of awards, with such terms and conditions as may be determined by the Compensation Committee in its sole discretion; provided, that no dividend equivalents will be payable in respect of (1) outstanding stock options or stock appreciation rights, whether vested or unvested, or (2) any unvested awards.

•  To the extent provided in the applicable award agreement or otherwise, holders of restricted stock units will be credited with dividend equivalent payments in cash (unless the Compensation Committee elects to credit such payments in shares of common stock or additional restricted stock units) without interest (unless otherwise determined by the Compensation Committee), which will be payable at the same time as the underlying restricted stock units are settled, and in no event prior thereto. There is no right to dividend equivalent payments (or earnings or interest thereon, if applicable) prior to the settlement date.

Transferability

An award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate (unless such a transfer is specifically required pursuant to a domestic relations order or by an applicable law).

Clawback/Repayment

All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture, or other similar policy adopted by our Board or the Compensation Committee as in effect from time to time, and (2) applicable law.

Detrimental Activity

If a participant has engaged in any Detrimental Activity, as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or both of the following: (1) cancellation of any or all of such participant’s outstanding awards; or (2) forfeiture by the participant of any gain realized on the vesting or exercise of awards and prompt repayment to us of any such gain.

Corporate Events/Change in Control

The 2017 Omnibus Incentive Plan provides that in the event of specified corporate transactions or changes in corporate capitalization, including a Change in Control, the Compensation Committee will make appropriate changes to the terms of the 2017 Omnibus Incentive Plan (e.g., the maximum number or kind of shares that may be issued under the 2017 Omnibus Incentive Plan and the individual limits) and the outstanding awards.

Except as otherwise provided in an award agreement, in connection with a Change in Control, the Compensation Committee may provide for any one or more of the following: (A) substitution or assumption of, accelerated vesting, exercisability, or lapse of restrictions on, or termination of any awards, or provide for a period of time to exercise outstanding awards following the occurrence of such event; (B) cancelation and cash out of any one or more outstanding awards in accordance with the terms set forth in the 2017 Omnibus Incentive Plan; and (C) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Internal Revenue Code, conversion or replacement of any unvested award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the award, which is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced award.

Tax Withholding

The exercise or payment of awards and the issuance of shares under the 2017 Omnibus Incentive Plan are conditioned upon a participant making arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. The Committee may (but is not obligated to), in its sole discretion, provide that participants satisfy all or a portion of the applicable income or other taxes with respect to an award through delivery of shares by the participant to the Company, or by the Company’s withholding shares otherwise issuable to participant pursuant to such award.

Hilton	PROXY STATEMENT	19

Plan/Award Agreement Amendment/Termination

The 2017 Omnibus Incentive Plan may be amended or terminated in whole or in part at any time by the Board; provided, however, that no amendment may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the 2017 Omnibus Incentive Plan or for changes in GAAP to new accounting standards, (2) it would materially increase the number of securities which may be issued under the 2017 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events), or (3) it would materially modify the requirements for participation in the 2017 Omnibus Incentive Plan; provided further, that any amendment or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

The Compensation Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award.

However, without stockholder approval, except as otherwise permitted in the 2017 Omnibus Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (2) the Compensation Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or SAR, and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted. No such amendment by the Compensation Committee may alter the Minimum Vesting Period.

No award may be granted under the 2017 Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before such tenth anniversary may extend beyond that date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following general discussion of the federal income tax consequences of awards to be granted under the 2017 Omnibus Incentive Plan is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that any participant or the Company may in fact incur. Participants may also be subject to certain state and local taxes, which are not described below. The value of any other stock award granted to participants will be taxable as ordinary income to such participant in the year in which such stock is received, and (subject to Section 162(m)), the Company will be entitled to a corresponding tax deduction.

Non-qualified Stock Options. If the award granted is a non-qualified stock option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of a cash-out or exercise, ordinary income is realized by the participant in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. Upon disposition, any difference between the participant’s tax basis in the common stock and the amount realized on disposition of the shares is treated as a capital gain or loss.

Incentive Stock Options. If the award granted is an incentive stock option, no income is realized by the participant upon grant or exercise of the option and no compensation deduction is available to the Company at such times. If the common stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the common stock, at long-term capital gains rates. If the common stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the excess of the fair market value of the common stock at the time of exercise over the option exercise price, is taxed at ordinary income rates as compensation paid to the participant, and the Company is entitled to a compensation deduction for an equivalent amount. Any further gain (or loss) that the participant realizes upon the disqualified disposition of the common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the participant held the shares, and such gains will not result in any further tax deduction for the Company.

Stock Appreciation Rights. If the award granted is a stock appreciation right, the participant realizes no income at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and the Company shall be entitled to a deduction of the same amount.

Restricted Stock Units. If the award granted is a restricted stock unit, the participant will not realize any income for federal income tax purposes when restricted stock units are granted because restricted stock units are not considered to be “property” for

20	PROXY STATEMENT	Hilton

purposes of the Internal Revenue Code and no deduction is available to the Company at such time. After the restricted stock units vest and are settled, ordinary income is realized by the participant in an amount equal to the fair market value of the shares of common stock and/or any cash received, the Company receives a tax deduction in the same amount. Upon disposition, the participant generally will have a taxable capital gain (or loss). If a participant forfeits his or her restricted stock unit award, no gain or loss is recognized and no deduction is allowed.

Restricted Stock Awards. If the award is granted as shares of restricted stock, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock award at the time the restrictions on the stock awarded lapse, unless the participant elects to recognize such income immediately by so electing, within 30 days after the date of grant by the Company to the participant of a restricted stock award, as permitted under Section 83(b) of the Internal Revenue Code, in which case both the Company’s deduction and the participant’s inclusion in income occur on the grant date. A Section 83(b) election may not be made without the prior consent of the Company.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and the three other most highly compensated executive officers of the Company or any of its subsidiaries (excluding the Company’s principal financial officer) in any taxable year of the Company. Qualified performance-based compensation is not subject to this deduction limit if certain requirements are met. One requirement is stockholder approval of (1) the performance criteria upon which performance-based awards may be based, (2) the annual participant limits on awards and (3) the class of employees eligible to receive awards. In the case of restricted stock awards and performance-based awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two “outside directors” (within the meaning of Section 162(m)) and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and stock appreciation rights, other requirements are that the stock option or stock appreciation right be granted by a committee of at least two “outside directors” and that the exercise price or Strike Price, as applicable, of the stock option or stock appreciation right be not less than 100% of the fair market value of the common stock subject to such award on the date of grant of the award.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”) covers certain nonqualified deferred compensation arrangements and generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2017 Omnibus Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the 2017 Omnibus Incentive Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases.

NEW PLAN BENEFITS

The Company has not approved any equity-based awards that are conditioned upon stockholder approval of the 2017 Omnibus Incentive Plan. Equity-based awards under the 2017 Omnibus Incentive Plan will be determined by the Compensation Committee in its discretion. If the 2017 Omnibus Incentive Plan had been in effect during 2016, we expect that the equity-based awards granted during 2016 would have been the same as those actually made under the Incentive Plan. For information regarding equity-based awards made to our named executive officers during 2016, see “Executive Compensation — 2016 Grants of Plan-Based Awards.” For information regarding equity-based awards made to our directors in 2016, and to be made in 2017, see “Compensation of Directors.”

The Compensation Committee has granted under the 2017 Omnibus Incentive Plan, subject to stockholder approval of the 2017 Omnibus Incentive Plan, contingent cash-based Performance Compensation Awards (the “2017 Annual Cash Incentive Compensation Awards”). In order to comply with Section 162(m), the performance condition and maximum potential under such contingent awards needed to be established no later than April 1, 2017 (i.e., within the first 90 days of the performance period). The 2017 Annual Cash Incentive Compensation Awards will only be payable if our stockholders approve the 2017 Omnibus Incentive Plan and the pre-established performance condition established in writing by the Compensation Committee is met. The following table sets forth the maximum amount of 2017 Annual Cash Incentive Compensation Awards that may be earned under the 2017 Omnibus Incentive Plan if it is approved by stockholders and the performance condition established in writing by the Compensation Committee is met. The Compensation Committee may exercise discretion to determine the payout of each individual’s 2017 Annual Cash Incentive Compensation Award, with such payouts not to exceed the applicable maximum listed below.

Hilton	PROXY STATEMENT	21

Maximum 2017 Annual Cash Incentive Compensation Award Potential
Name And Position	Award(1)
Christopher J. Nassetta	$6,000,000
Kevin J. Jacobs	N/A
Ian R. Carter	$2,000,000
Mark D. Wang	N/A
James E. Holthouser	$2,000,000
All Current Executive Officers as a Group	$16,000,000 (2)
All Current Non-Executive Directors as a Group	N/A
All Current Non-Executive Officer Employees as a Group	N/A

(1)	Cash-based performance compensation awards under the 2017 Omnibus Incentive Plan have been granted to participants who are, or that the Compensation Committee reasonably believes could be, a “covered employee” (within the meaning of section 162(m)). The amounts reported above reflect the 2017 Annual Cash Incentive Compensation Awards contingently granted to Mr. Nassetta and our other current executive officers (other than our Chief Financial Officer, as his compensation is not subject to the deduction limitations under section 162(m)). Accordingly, no amounts are reflected for Mr. Jacobs or for Mr. Wang, who became HGV’s President and CEO in connection with the spin-offs.

(2)	This number is inclusive of the $10 million referenced above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under our existing Incentive Plan. Share and share price information have been adjusted to reflect the reverse stock split.

As of December 31, 2016
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation Plans
Equity compensation plans approved by stockholders	3,389,863	$66.83	(2)	21,823,633
Equity compensation plans not approved by stockholders	—	—		—

(1)	In addition to shares issuable upon exercise of stock options, amount also includes 2,313,832 shares that may be issued upon settlement of restricted stock units, performance shares and DSUs and dividend equivalents accrued thereon. The number of shares to be issued in respect of performance shares outstanding as of December 31, 2016 has been calculated based on the assumption that target levels of performance applicable to the performance shares would have been achieved. This assumption of target level achievement was based on the actual treatment of such outstanding performance shares in the January 2017 spin-offs. The restricted stock units, performance shares and DSUs cannot be exercised for consideration.

(2)	The weighted-average exercise price of outstanding options, warrants and rights relates solely to stock options, which are the only currently outstanding exercisable security.

REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION

If the 2017 Omnibus Incentive Plan is approved by stockholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the shares of common stock that will be issuable under the 2017 Omnibus Incentive Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE HILTON 2017 OMNIBUS INCENTIVE PLAN.

22	PROXY STATEMENT	Hilton

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2017.

Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the 2016 financial statements and internal control over financial reporting, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for 2016 and 2015 and fees billed for other services rendered by Ernst & Young LLP for those periods and includes additional audit and non-audit fees incurred in connection with the spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc., which were completed in January 2017:

	2016	2015
Audit Fees:
Consolidated Audit(1)	$6,917,189	$7,134,387
Audit Fees – Spin-off(2)	8,668,097	971,556
Statutory and Subsidiary Audits(3)	3,734,886	4,094,098
	19,320,172	12,200,041
Audit-related fees(4)	1,676,167	2,689,678
Tax fees(5)	13,867,130	4,509,973
All other fees(6)	100,056	448,782
Total:	$34,963,525	$19,848,475

(1)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting and the review of financial statements included in SEC filings. The fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements.

(2)	Includes fees principally related to professional services rendered in connection with the audit of the financial statements issued in connection with the spin-off transactions of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP that are reasonably related to the performance of audits related to subsidiaries and statutory reporting required for legal compliance for certain international subsidiaries or requirements of debt or other operating agreements.

(4)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP that are reasonably related to the performance of the Company’s audit. Specifically, these costs include fees for audits of employee benefit plans, accounting and audit consultation, separate company financial statements for our ownership and timeshare businesses and other attest services.

(5)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning, including services in support of the spin-off transactions of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

(6)	Represents fees for international legal entity restructuring and accounting research services.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted policies and procedures relating to the approval of all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

Hilton	PROXY STATEMENT	23

PROPOSAL NO. 4 — NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 44 to 53. While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board intend to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 27 to 43, as well as the discussion regarding the Compensation Committee on pages 6 to 7.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

24	PROXY STATEMENT	Hilton

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters — Committee Membership — Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Douglas M. Steenland, Chair

Judith A. McHale

Elizabeth A. Smith

Hilton	PROXY STATEMENT	25

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Compensation Committee of the Board of Directors:

John G. Schreiber, Chair

Jon M. Huntsman, Jr.

Judith A. McHale

26	PROXY STATEMENT	Hilton

EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

EXECUTIVE SUMMARY

Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our stockholders. Our named executive officers (“NEOs”) for 2016 were:

Name	Position
Christopher J. Nassetta	President & Chief Executive Officer (“CEO”)
Kevin J. Jacobs	Executive Vice President (“EVP”) & Chief Financial Officer (“CFO”)
Ian R. Carter	EVP & President, Global Development, Architecture & Construction
Mark D. Wang	EVP & President, Hilton Grand Vacations (“HGV”) (1)
James E. Holthouser	EVP, Brands & Marketing
(1)	Mr. Wang became the President & CEO of HGV in January 2017 when we completed the spin-off of HGV.

CD&A ROADMAP

1. 2016 Company Performance

• Successfully completed the spin-off of our Real Estate business (Park Hotels & Resorts) and our Timeshare business (HGV) (the “spin-offs”) in January 2017

• Adjusted EBITDA was $2,975 million compared to $2,879 million for the prior year

• Our development pipeline grew 16% to 310,000 rooms, 50% of which are under construction

• Achieved net unit growth of 45,000 rooms, approved a record 106,000 rooms and added 354 hotels to the system in 2016, opening nearly one hotel per day in the year

• Launched our newest brands: Tru in January 2016 and Tapestry Collection in January 2017

• Recognized as one of the best places to work in rankings by Fortune Magazine and Diversity Inc.

		Page 28

2. Changes for 2016	• Increased base salaries for all NEOs (other than the CEO and the EVP, Brands & Marketing) by 3% consistent with market practices and increases for our corporate employees • Increased target long-term incentive opportunities for our CEO by approximately 5% and by 3% for other NEOs (other than the EVP, Brands & Marketing), to reward their performance and to align with competitive market practices	28

3. Determining Pay	• Design pay programs to reward for financial performance and specific business results, mitigate material risks and align with stockholder interests by having a significant portion composed of equity-based long-term incentive awards • Set pay levels commensurate with performance and the need to attract and retain high quality talent • Consider many factors, including the advice of the Compensation Committee’s consultant, internal pay equity among executives and the alignment of total pay opportunity and pay outcomes with performance and with external market data	30

4. NEO Pay	• Base salaries reflect each NEO’s role, responsibility and experience • Annual cash incentive payouts ranged from 94% to 106% of target based on achievement of pre-established performance objectives • Long-term incentives granted at target levels, using a portfolio of performance-vesting equity (“performance shares”), restricted stock units (“RSUs”) and stock options, with the largest portion delivered in performance shares (collectively, “long-term incentive awards”)	32

5. Risk & Governance	• Provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s stock price, overall financial performance and specific business results • Follow practices that promote good governance and serve the interests of our stockholders, with caps on maximum payouts for annual cash incentives and long-term performance shares, and policies on clawbacks, anti-pledging, anti-hedging and stock ownership	42

6. SUMMARY: WHY WE RECOMMEND YOU VOTE “FOR” OUR SAY ON PAY

• 2016 performance continued to support long-term stockholder value

• 2016 incentive payouts for our NEOs are aligned with overall Company and business area performance

• Our pay program is aligned with stockholder interests, emphasizing achievement of strategic objectives over the long term

• Our pay practices are tied to robust risk management and corporate governance

Hilton	PROXY STATEMENT	27

2016 COMPANY PERFORMANCE

Highlights of our 2016 achievements included the following:

•	Successfully completed the spin-offs of our Timeshare and Real Estate businesses in January 2017

•	Adjusted EBITDA was $2,975 million compared to $2,879 million for the prior year (1)

•	Grew development pipeline 16% from 2015 to 1,968 hotels, consisting of 310,000 rooms, 50% of which are under construction

•	Achieved net unit growth of 45,000 rooms, representing a 6.6% growth in managed and franchised rooms, and approved a record 106,000 rooms

•	Added 354 hotels to the system in 2016, opening nearly one hotel per day in the year

•	Launched our newest brands: Tru by Hilton in January 2016 and Tapestry Collection by Hilton in January 2017

•	Recognized by Fortune Magazine as one of the 100 Best Companies to Work For (ranked #56 in 2016 and #26 in March 2017), one of the Most Admired Companies, one of the World’s 25 Best Multinational Workplaces and one of the 100 Best Workplaces for Women and for Millennials; also recognized by Diversity, Inc. as one of the 50 Top Companies for Diversity

(1)	Adjusted EBITDA is defined and reconciled to its most comparable measure under GAAP in Part I, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“Annual Report on Form 10-K”).

CHANGES FOR 2016

KEY 2016 PAY DECISIONS

As part of its annual compensation-setting process, the Compensation Committee (the “Committee”) meets in the first quarter of the year. In February 2016, the Committee, using information prepared by its independent compensation consultant, Exequity, reviewed and considered the pay level and mix of the NEOs’ compensation against executives serving in similar positions at other publicly-held hospitality, restaurant, travel and global consumer brand companies with whom the Company competes for talent. As a result of this review, the Committee made the following key compensation decisions:

•	For all NEOs (other than the CEO and the EVP, Brands & Marketing), increased base salaries by 3% consistent with market practices and increases for our corporate team members

•	For the CEO, maintained the same base salary and target annual cash incentive as 2015; delivered an increase in his target total direct compensation entirely in his target long-term incentive opportunity, thereby increasing only the pay element most aligned with stockholder value over the long term

•	Increased target long-term incentive opportunities by approximately 5% for the CEO and by 3% for the other NEOs (other than the EVP, Brands & Marketing), to reward their performance and to align with competitive market practices

•	For the EVP, Brands & Marketing, granted a one-time RSU award valued at approximately $1,000,000 in recognition of the broader responsibilities he assumed following the departure of one of our executive officers, which were vital to maintaining continuity and stability throughout a period of organizational change

•	Maintained the existing compensation program structure, consisting of base salary, annual cash incentives and long-term incentives, the latter of which are awarded in the form of performance shares, RSUs and stock options

SAY ON PAY VOTE

In 2016, the Committee considered the outcome of the stockholder advisory vote on 2015 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2016 annual meeting, in a non-binding, advisory vote, on the 2015 compensation paid to our NEOs. Approximately 99% of the votes were cast in favor of the Company’s 2015 compensation decisions. Based on this level of support, the Committee decided that the say on pay vote result did not necessitate any substantive changes to our compensation program.

We consider the opinions expressed by stockholders through their votes, periodic meetings and other communications and believe that stockholder engagement leads to enhanced governance practices. We have a proactive investor outreach program, which includes meetings with the investment community and one-on-one meetings or meetings in small groups. We periodically engage investors to discuss specific matters of importance to stockholders. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis.

28	PROXY STATEMENT	Hilton

2017 PAY DECISIONS

Hilton completed the spin-offs in January 2017, resulting in three standalone, fully independent, publicly traded companies. The spin-offs are an important milestone in achieving the Company’s long-term strategic objectives. In light of overall performance, completion of the spin-offs and our evolving pay practices, the Committee made the compensation decisions listed below in February 2017. We expect our executive compensation program and practices will continue to evolve with the development and growth of our organization in order to reward our executives for achieving our business strategies and creating long-term value for our stockholders.

Pay Component	Decision and Rationale
Long-term Incentives One-time equity grants

•  Decision – In February 2017, the Committee approved one-time equity grants to certain employees throughout the organization. The Committee awarded grants to the CEO and CFO valued at approximately $8,000,000 and $4,000,000, respectively, in addition to the long-term incentive awards granted under the annual equity grant program. The one-time equity grants consist of RSUs and vest in three equal annual amounts beginning on February 15, 2018 (and each February 15 thereafter), subject to the executive’s continued employment on the applicable vesting date, and have the same terms and conditions as the RSUs granted under our annual equity grant program. In addition, a number of other employees throughout the organization received one-time cash bonuses in recognition of their contributions to the spin-offs.

•  Rationale – These awards were made in recognition of contributions towards the completion of the spin-offs and to promote retention of key executives. The awards recognize the significant contributions of employees who helped to successfully establish three standalone, fully independent companies in addition to their regular responsibilities and have demonstrated consistently superior levels of achievement, commitment and potential in roles that are critical to the organization. The multi-year vesting schedule of the one-time equity grants is intended to drive retention and stability within this group of employees.

Long-term Incentives Mix of equity awarded under our annual equity grant program

•  Decision – While long-term incentives granted under the annual equity program in 2017 continue to use a portfolio of performance shares, RSUs and stock options, the mix of the 2017 long-term incentives was modified to deliver 25% of the total award amount in stock options, 25% in RSUs and 50% in performance shares.

•  Rationale – This mix of long-term incentives is more closely aligned with market practices of our peer group (as described below), while maintaining balance across our long-term incentive award portfolio. The largest portion of the total equity award continues to take the form of performance shares to incentivize our NEOs to achieve our most critical long-term objectives, with the remaining portion equally split between RSUs and stock options to promote retention, serve as a linkage to stockholder value and increase NEOs’ ownership interest in the Company.

Long-term Incentives Performance share metrics under our annual equity grant program

•  Decision – The performance shares granted in 2014 through 2016 were scheduled to vest based on our Relative total shareholder return (“TSR”) and the Company’s earnings before interest expense, income tax and depreciation and amortization (“EBITDA”) compound annual growth rate (“EBITDA CAGR”) over a 3-year period. For the performance shares granted in 2017, the Committee determined that 50% of the award would vest based on Free Cash Flow per share(1) CAGR (“FCF CAGR”) and 50% of the award would vest based on EBITDA CAGR, each over a 3-year performance period.

•  Rationale – As a result of the spin-offs, the Company shifted to a more simplified fee-based model, with significant free cash flow (“FCF”) generation potential. Going forward, we expect that FCF will be an important valuation metric to assess and maximize the Company’s performance. Therefore, the Committee chose to use growth in FCF as a performance measure as part of our long-term incentive design in order to motivate and reward our executives for successfully executing our business strategies.

Long-term Incentives Change in control provisions

•  Decision – The Committee implemented “double trigger” vesting upon a change in control for performance shares beginning with grants in 2017. Double trigger vesting requires termination of employment, in addition to a change in control, for accelerated vesting to occur. Our other equity awards (stock options and RSUs) continue to have double trigger vesting in the event of a change in control.

Beginning with performance shares granted in 2017, if a change in control occurs, the performance shares will vest on the last day of the scheduled performance period, subject to continued employment. Accelerated vesting will occur only upon a termination without cause within 12 months following the change in control. The number of performance shares subject to each award will be based on actual performance through the most recently completed fiscal quarter prior to the change in control or at a level as determined by the Committee in its good faith discretion. Otherwise, the terms of the 2017 performance shares are the same as performance shares granted in prior years.

• Rationale – The new provisions were adopted to better align with market practices and stockholder interests.

(1)	Free Cash Flow Per Share is calculated as: (a) net cash provided by (used in) operating activities reported in accordance with U.S. GAAP, less (b) capital expenditures as disclosed by the Company in reports filed with or furnished to the SEC, plus (c) costs and expenses, including tax payments, relating to asset purchases and disposals, including the spin-offs of Park and HGV and (d) excluding the impact on annual adjusted free cash flow resulting from any loyalty program advanced point sales; the result of which is divided by (e) the reported diluted weighted number of shares outstanding for the last calendar year being measured.

Hilton	PROXY STATEMENT	29

DETERMINING PAY

EXECUTIVE COMPENSATION FRAMEWORK

Following is an overview of key aspects of our pay philosophy, design and process.

Overall Compensation Philosophy	Our goal is to provide programs that:
•Deliver competitive levels of compensation to attract, retain and motivate highly-qualified executives
•Foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of long-term incentive awards
•Emphasize performance-based compensation contingent upon achieving corporate and business area performance goals

•Promote the Company’s core values of Hospitality, Integrity, Leadership, Teamwork, Ownership and Now by individuals working at our owned, leased, managed and corporate locations whose performance and responsibilities directly affect the results of our operations

Compensation Program Design	Our programs are designed to:
•Provide three main components: base salary, annual cash incentive and long-term incentive awards, each designed to be consistent with our compensation philosophy
•Cultivate long-term value creation without taking unnecessary risks
•Combine both short- and long-term compensation to promote retention and create a pay-for-performance environment
•Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements
•Motivate and reward for successfully executing our business strategies
•Avoid rigid categorical guidelines or formulas in setting the level and mix of compensation
Compensation Process	In reviewing and establishing pay, we:
•Evaluate pay annually, or more frequently as circumstances merit
•Consider the following factors when setting compensation levels:
•Compensation of executives serving in similar positions at peer companies
•Individual knowledge, experience and capabilities of the executives
•The executive’s scope of responsibility, authority and accountability
•The level of pay relative to the Company’s other executives

MAKING COMPENSATION DECISIONS

ROLE OF THE COMPENSATION COMMITTEE

•	The Committee oversees and approves key aspects of executive compensation, including our CEO’s and other executive officers’ salaries, goals and payouts under the annual cash incentive plan, the size and structure of long-term incentive awards and any executive perquisites or other benefits.

•	In determining compensation for the CEO, the Committee considers the factors outlined above, consults with its independent compensation consultant and reviews the CEO’s self-assessment of his performance against his Board-approved Company and business area objectives.

•	While the Committee reviews and approves the specific elements of compensation of our executives, including our NEOs, our Board is apprised of executive compensation matters.

•	The Committee approves objectives designed to align executive pay with Company performance and stockholder interests and also seeks to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk.

•	In implementing the Company’s executive compensation program, the Committee considers many factors, including the cyclical nature of the hospitality business, the advice of its compensation consultant, competitive market data, internal pay equity among executives and the alignment of the Company’s total pay opportunity and pay outcomes with performance.

30	PROXY STATEMENT	Hilton

ROLE OF MANAGEMENT

•	The CEO and Chief Human Resources Officer work closely with the Committee in managing the executive compensation program and attend meetings of the Committee.

•	The CEO makes recommendations to the Committee regarding compensation for executive officers other than himself.

ROLE OF THE COMPENSATION COMMITTEE’S CONSULTANT

•	Exequity has served as the Committee’s independent compensation consultant since 2012. Exequity reports to and is instructed in its duties by the Committee and carries out its responsibilities in coordination with the Company’s Human Resources department. In 2016, Exequity’s services to the Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data and confirmation of our peer group composition. It otherwise performed no other services for the Company. The Committee evaluated whether any of the work provided by Exequity during 2016 raised any conflict of interest and determined that it did not.

•	Exequity provides research, data analyses, survey information and analysis, incentive design expertise and other analyses related to compensation levels and design. Exequity also updates the Committee on trends and developments related to executive compensation practices, advises on the composition of our peer group (as described below) and provides its views to the Committee on best practices when evaluating executive pay programs and policies.

ASSESSING COMPETITIVE PRACTICE THROUGH PEER GROUP COMPARISONS

EXECUTIVE COMPENSATION PEER GROUP

To gain a general understanding of current compensation practices, the Committee reviews pay of executives serving in similar positions at peer companies. The external market data reviewed for 2016 included peer group proxy data, broad industry-comparative compensation surveys and data provided by peer group companies that participate in Equilar’s Annual Executive Compensation Survey.

The Committee reviews the composition of the peer group on an annual basis, considering: industries that attract and retain similar talent; annual revenue; EBITDA; market capitalization; brand recognition; global presence; and number of employees. It also considers the peer companies’ performance across a variety of metrics, such as revenue growth.

In August 2015, the Committee adjusted the peer group to include the companies shown in the table below by removing The Walt Disney Company and adding Carnival Corporation, Royal Caribbean Cruises and Yum! Brands. The Committee selected the additional peers due to their similar size and, for Carnival Corporation and Royal Caribbean Cruises, because they are travel industry peers. Yum! Brands was selected because it is a global, multi-brand franchiser. The adjusted peer group is shown in the table below and consists of 20 hospitality, restaurant, travel and global consumer brand companies that have a corporate structure and global presence comparable to the Company. The Company is positioned near the median of the peer group based on annual revenue and market capitalization.

In February 2016, the Committee reviewed the peer group listed in the table below (the “peer group”) when determining 2016 base salaries, annual cash incentive targets and long-term incentive targets.

2016 Executive Compensation Peer Group Companies
Hospitality	Travel	Restaurants	Global Consumer Brands
Host Hotels & Resorts, Inc.	Avis Budget Group, Inc.	Darden Restaurants, Inc.	FedEx Corporation
Hyatt Hotels Corporation	Carnival Corporation	McDonald’s Corporation	General Mills, Inc.
Marriott International, Inc.	Las Vegas Sands Corp.	YUM! Brands, Inc.	Kellogg Company
Starwood Hotels & Resorts Worldwide, Inc. (1)	MGM Resorts International		Nike, Inc.
Wyndham Worldwide Corporation	Royal Caribbean Cruises, Ltd.		Starbucks Corporation
United Continental Holdings, Inc.
Wynn Resorts, Limited

(1)	Starwood Hotels & Resorts Worldwide, Inc. was acquired by Marriott International, Inc. in September 2016 and is no longer a publicly traded company.

Hilton	PROXY STATEMENT	31

NEO PAY

PAY FOR PERFORMANCE

TOTAL DIRECT COMPENSATION

In structuring our executive compensation packages, the Committee considers how each component of compensation promotes retention and motivates performance. We believe that, to attract and retain senior executives, we must provide them with a competitive level of compensation that rewards their continued service. We also believe that performance-based compensation plays the most significant role in aligning management’s interests with those of our stockholders. For this reason, performance-based compensation constitutes the majority of the overall compensation for our senior executives.

Of our NEOs’ 2016 total direct compensation (defined as base salary, annual cash incentives and long-term incentives awarded in 2016 under our annual equity grant program), 88% of the CEO’s and 78% of the other NEOs’ was at-risk. A full description of the elements of our executive compensation program is included in “2016 Executive Compensation Design and Decisions.”

2016 PRIMARY PERFORMANCE MEASURES

In establishing the performance measures for our 2016 annual and long-term incentive awards, the Committee used a variety of metrics as shown in the table below. The Committee believes that these measures motivate and reward for successfully executing our business strategies and appropriately align management’s interests with those of our stockholders. Adjusted EBITDA (defined above) was the primary financial performance measure for the NEOs’ 2016 annual cash incentive awards, as it is a key corporate metric we use to assess performance over the short-term. The Committee used a mix of EBITDA CAGR and Relative TSR as performance measures for long-term equity incentives granted in 2016, as Relative TSR aligns management’s interests with those of our stockholders, and EBITDA CAGR measures EBITDA growth over the long term and focuses management on a measure that allows us to reinvest in our business and expand our global footprint.

	Annual Cash Incentive	Long-term Incentives
Measure	Corporate Objective	Performance Shares	RSUs	Stock Options
Annual EBITDA (Adjusted EBITDA)
Long-Term EBITDA Growth (3-Year EBITDA CAGR)
Relative TSR
Stock Price

32	PROXY STATEMENT	Hilton

2016 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

In determining the pay design and pay levels for executives in 2016, the Committee, with input from management, considered a number of factors when determining base salaries, annual cash incentive targets and long-term incentive targets, including: the level of compensation of those executives serving in similar positions at our peer group companies; individual factors such as knowledge, experience and capabilities of the executive; the level of the executive’s pay relative to other Company executives; the executive’s position within the corporate organization; and the scope of the executive’s responsibility, authority and accountability. In determining final pay outcomes, the Committee evaluated Company and business area performance.

COMPENSATION COMPONENTS

Following is an overview of our 2016 executive compensation program:

Compensation Element	Form	Objectives
Base Salary Fixed, short-term	Cash	•	Attract and retain high quality executives to drive our success
		•	Align with external competitive level and internal parity for each role, responsibility and experience
Annual Incentive At-risk, short-term	Cash	•	Reward for 2016 performance results
		•	Align actual payout based on achievement of pre-established performance objectives
Long-term Incentive At-risk, medium to long-term	Equity, composed of: Performance Shares (60%) RSUs (20%) Stock Options (20%)	•	Reward for future Company performance; align with interests of our stockholders; retain executives through vesting over multi-year periods
		•	Emphasize use of performance shares with a 3-year performance period based on Relative TSR (50% of award) and EBITDA CAGR (50% of award)
		•	Reward for future Company stock price performance, with RSUs that vest ratably in equal annual installments over 2 years and stock options that vest ratably in equal annual installments over 3 years, the latter of which expires 10 years from the grant date

BASE SALARY

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the Company and in similar positions at companies in our peer group. The Committee reviews base salaries periodically and may adjust them from time to time pursuant to such review.

In 2016, the Committee reviewed and set the base salaries as set forth in the table below, increasing base salaries for Messrs. Jacobs, Carter and Wang by approximately 3%, consistent with competitive market practices and increases for our corporate team members. In setting 2016 base salaries, the Committee considered the level of base salaries of executives serving in similar roles and with comparable responsibilities at companies within our peer group. The Committee has not increased Mr. Nassetta’s base salary since 2014.

Name	2015 Base Salary ($)	2016 Base Salary ($)	2015 to 2016 Increase (%)
Christopher J. Nassetta	$1,200,000	$1,200,000	–
Kevin J. Jacobs	$725,000	$746,750	3.0%
Ian R. Carter	$721,000	$742,630	3.0%
Mark D. Wang	$669,500	$689,585	3.0%
James E. Holthouser	$600,000	$600,000	–

Hilton	PROXY STATEMENT	33

ANNUAL CASH INCENTIVE COMPENSATION

Our annual cash incentive program is designed to motivate executive officers to focus on strategic business results and initiatives and reward them for their results and achievements.

Each NEO’s annual cash incentive award opportunity is based on pre-established performance objectives. At the beginning of each performance period, our CEO works with senior management to establish business priorities, which are then used to create the performance objectives. Each objective is given a specific weighting based on its scope, importance and strategic relevance. The weighting for each objective is expressed as a percentage of the NEO’s total award opportunity. The Committee then reviews and approves the objectives recommended for each NEO.

Each NEO’s target annual cash incentive opportunity is expressed as a percentage of his base salary in effect at the end of the performance period. Threshold, target and maximum annual incentive opportunities are approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company’s overall results. For 2016, the Committee set the threshold, target and maximum payout levels as set forth in the table below, which remained the same as 2015.

Name	Threshold (1)	Target (1)	Maximum (1)
Christopher J. Nassetta	75%	150%	300%
Kevin J. Jacobs	50%	100%	150%
Ian R. Carter	50%	100%	150%
Mark D. Wang	50%	100%	150%
James E. Holthouser	50%	100%	150%

(1)	As a percentage of base salary.

2016 PERFORMANCE OBJECTIVES

The 2016 annual cash incentive program was based on a combination of corporate and business area performance goals, as well as new organizational strength objectives. The overall annual cash incentive components and weightings for the 2016 fiscal year were as follows:

The primary financial performance measure was our Adjusted EBITDA, which included Company Adjusted EBITDA and, as applicable, a segment Adjusted EBITDA (each calculated as described below). The objectives for Messrs. Jacobs, Wang and Holthouser included both Company Adjusted EBITDA and a segment Adjusted EBITDA due to their respective responsibilities during 2016. The weighting of each NEO’s goals are shown in the table below, and the financial performance measure represented, in the aggregate, 50% of the CEO’s total award opportunity and 40% of the other NEOs’ total award opportunity.

The organizational strength objectives were specific to each individual and the function for which they are responsible. They included the leadership results that were first introduced in 2015, tying awards since then directly to employee engagement. Leadership results were calculated based on responses to questions in our annual employee engagement survey on leadership, engagement and trust from each business area. New for 2016, organizational strength objectives also included talent management as well as efficiency and effectiveness. Talent management objectives were designed to cultivate an inclusive environment, demonstrate meaningful progress towards greater workforce diversity and achieve succession planning objectives to support talent movement and business continuity. Efficiency and effectiveness objectives were established to advance strategic initiatives for savings and investment within each business area to capture value and position the enterprise for long-term success, allowing us to deliver exceptional experiences.

34	PROXY STATEMENT	Hilton

The business area objectives were both quantitative and qualitative in nature, specific to each individual and the function for which they are responsible. The business area objectives for each NEO, along with their other performance goals and weightings under the 2016 annual cash incentive program, were as follows:

	Weighting as a % of Total Award Opportunity
Name	Company Adjusted EBITDA (1) (%)	Segment Adjusted EBITDA (1) (%)	Business Area (%)	Organizational Strength (%)	Primary Business Area Performance Goals
Christopher J. Nassetta	50%	N/A	50%		• Compilationof the actual performance of each business area against their predetermined objectives, including organizational strength goals, representing results across all areas of the Company
Kevin J. Jacobs	30%	10% (Ownership Segment Adjusted EBITDA)	30%	30%

•   Achievestrategic business structure objectives and strengthen our balance sheet

•   Leadcontinuing business operations to improve the organization’s financial strength and flexibility

•   Executetechnology strategy and innovation, as well as support enterprise-wide innovation efforts

Ian R. Carter	40%	N/A	30%	30%	• Drivesystem-wide net unit growth globally • Executeowner agreements and construction starts globally across our portfolio of brands • Optimizedesign programs and project delivery capabilities
Mark D. Wang	20%	20% (Timeshare Segment Adjusted EBITDA)	30%	30%	• Executekey objectives related to HGV’s new operating model • Achievecapital and operating efficiencies • MaximizeHGV customer engagement and experience
James E. Holthouser	20%	20% (Franchise Fees Adjusted EBITDA)	30%	30%

•   Achievesystem-wide performance and growth targets to drive Revenue Per Available Room (“RevPAR”) Index growth (2)

•   Expandnew brands while optimizing existing brands

•   Continueto expand customer relationship management and digital capabilities

(1)	Company Adjusted EBITDA, Ownership Segment Adjusted EBITDA and Timeshare Segment Adjusted EBITDA are calculated as set forth in Note 23 (“Business Segments”) of the consolidated financial statements in our Annual Report on Form 10-K. Franchise Fees Adjusted EBITDA is the portion of Management and Franchise Segment Adjusted EBITDA, as reported in our Annual Report on Form 10-K, that is attributable to fees we receive from licensing our brands to franchises. When measuring actual achievement of Ownership Segment Adjusted EBITDA and Franchise Fees Adjusted EBITDA, for Mr. Jacobs and Mr. Holthouser, respectively, calculations used the same foreign currency rates that were used to set target levels.

(2)	RevPAR represents hotel room revenue divided by room nights available for guests.

Hilton	PROXY STATEMENT	35

2016 PERFORMANCE RESULTS

At the beginning of the fiscal year following the end of the performance period, each goal is assessed and rated based on the level of achievement. The Finance and Human Resources departments review the achievement of each performance objective against the predetermined objectives with the CEO. The CEO then reviews these results with the Committee and recommends payout amounts under the annual cash incentive plan for each of the NEOs, other than himself. The Committee reviews and assesses each NEO’s achievement towards the executive’s goals and determines and approves an achievement factor used to calculate the actual annual cash incentive award payable to each NEO.

The performance results for each of the primary financial performance measures were as follows:

Primary Financial Performance Measure	Target Goal (in millions)	Actual Achievement (in millions)	Achievement as a Percentage of Target Goal (1) (%)	Actual Payout as a Percentage of Target Payout (%)
Company Adjusted EBITDA	$3,086	$2,975	96.4%	82.1%
Ownership Segment Adjusted EBITDA	$1,139	$1,022	90.0%	50.0%
Timeshare Segment Adjusted EBITDA	$382	$381	99.8%	99.2%
Franchise Fees Adjusted EBITDA (2)	Described Below (2)		97.5%	87.6%

(1)	Participants were eligible to receive a threshold payout percentage, defined as 50% of the target award, if actual achievement was 90% of the target financial goal and were eligible to receive the maximum payout percentage, defined as 150% of the target award (200% of target with respect to Mr. Nassetta), if actual achievement met or exceeded 110% of the target financial goal. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage would be adjusted on a linear basis.

(2)	Franchise Fees Adjusted EBITDA reflects the target established through the Company’s annual budgeting process at the beginning of the fiscal year. The Committee set the Franchise Fees Adjusted EBITDA at a target level that, while achievable, was challenging and not certain to be met.

Actual annual cash incentive awards are calculated by multiplying each NEO’s actual base salary by their respective target award potential, which was then adjusted by an achievement factor based on the combined achievement of the corporate, business area and organizational strength performance objectives. For the year ended December 31, 2016, the NEOs’ target cash incentive opportunity and their cash incentive award earned (as reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”) were as follows:

Name	2016 Year-End Base Salary ($)	Target Annual Cash Incentive Opportunity as a Percentage of Base Salary (%)	Target Annual Cash Incentive Opportunity ($)	Achievement Factor as a Percentage of Target Award (1) (%)	2016 Amount Earned under Annual Cash Incentive Program ($)
Christopher J. Nassetta	$1,200,000	150%	$1,800,000	104.7%	$1,883,905
Kevin J. Jacobs	$746,750	100%	$746,750	98.6%	$735,927
Ian R. Carter	$742,630	100%	$742,630	103.1%	$765,859
Mark D. Wang (2)	$689,585	100%	$689,585	106.3%	$732,684
James E. Holthouser	$600,000	100%	$600,000	93.9%	$563,430

(1)	Percentages have been rounded.

(2)	Mr. Wang became the President & CEO of HGV in January 2017 when we completed the spin-off of HGV. To the extent that HGV awards Mr. Wang any additional annual cash incentive award amount, such amount will be disclosed in HGV’s SEC filings.

36	PROXY STATEMENT	Hilton

LONG-TERM INCENTIVE AWARDS

The long-term incentive award program is designed to reward for future Company performance, align with the interests of our stockholders and retain executives. These goals are further described under “Compensation Components.”

Long-term incentive compensation is awarded under the Incentive Plan and provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in the Company through grants of equity-based awards. Under the Incentive Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and other equity-based awards.

Each NEO’s target long-term incentive opportunity is approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company’s overall results. For 2016, the Committee set the target pay levels as set forth in the table below, increasing targets for Messrs. Nassetta by approximately 5% and by 3% for Messrs. Jacobs, Carter and Wang, to reward their performance and to align with competitive market practices. For Mr. Nassetta, the Committee increased his target long-term incentive opportunity while maintaining the same base salary and target annual cash incentive opportunity, thereby increasing only the pay element most aligned with stockholder value over the long-term.

Name	2015 Target Long-Term Incentive ($)	2016 Target Long-Term Incentive ($)	2015 to 2016 Increase (%)
Christopher J. Nassetta	$6,300,000	$6,600,000	4.8%
Kevin J. Jacobs	$2,050,000	$2,111,500	3.0%
Ian R. Carter	$1,854,000	$1,909,620	3.0%
Mark D. Wang	$1,854,000	$1,909,620	3.0%
James E. Holthouser	$900,000	$900,000	—

The dollar values in the table above differ from the figures reported in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” because the values shown above for performance shares are equal to the closing price on the grant date multiplied by the number of shares granted assuming a target level of achievement.

In February 2016, the Committee granted long-term incentive awards at 100% of target based on the mix and weighting set forth in the chart below. The Committee approved a blended equity portfolio for our senior executives, granting a combination of performance shares, RSUs and stock options. The largest portion of the total equity award generally takes the form of performance shares where the number of shares that may be earned is tied to the Company’s financial and stock price performance at the end of a 3-year period.

Following the departure of one of our executive officers, Mr. Holthouser assumed broader responsibilities and has been and continues to be vital to maintaining continuity and stability throughout our period of organizational change. As a result, Mr. Holthouser received a one-time RSU award valued at approximately $1,000,000 in May 2016, in addition to the long-term incentive awards granted under the annual equity grant program. The one-time RSU award vests at the end of a 3-year period (on May 5, 2019), subject to his continued employment on the vesting date, and has the same terms and conditions as the RSUs granted under our annual equity grant program. This one-time RSU award was intended to recognize his broader scope and provide a retention incentive given the criticality of his role and retirement-eligible status.

Award Type	Weighting	Vesting	Value Tied To
Performance Shares (1)(2)	60% of total award	Vest at the end of a 3-year period in an amount based on the level of performance achieved (1)	50% of the performance shares awarded: Company TSR relative to a peer group’s TSR (1) 50% of the performance shares awarded: EBITDA CAGR (1)
Restricted Stock Units (2)	20% of total award	Vest ratably over 2 years in equal annual installments	Stock price
Stock Options	20% of total award	Vest ratably over 3 years in equal annual installments; expires 10 years from the date of grant	Stock price appreciation

(1)	The 2015 and 2016 performance shares were modified into converted performance shares (as defined below) in connection with the spin-offs, as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.”

(2)	Unvested RSUs, unvested performance shares granted beginning in 2016 and unvested converted performance shares delivered in connection with the spin-offs entitle the holder to accrue dividend equivalent payments either in cash or, at the sole discretion of the Committee, in shares of the Company’s common stock having a fair market value as of the settlement date equal to the amount of such dividends, with such dividend equivalents payable following vesting (or forfeited to the extent the underlying award is forfeited). No dividend equivalents are paid or delivered unless and until the underlying RSUs or performance shares vest.

Hilton	PROXY STATEMENT	37

PERFORMANCE SHARES GRANTED IN 2016

Performance shares are intended to focus our executives on the long-term financial performance of the Company and its performance relative to a TSR peer group. In February 2016, the Committee determined that the performance shares would vest at the end of a 3-year performance period as follows:

•	50% based on the level of achievement of our TSR relative to the TSR of members of the peer company group defined below (“Relative TSR”).

•	50% based on the compound annual growth rate of the Company’s Adjusted EBITDA (“EBITDA CAGR,” as defined in the award agreement) by comparing the growth of the Company’s Adjusted EBITDA during the final four fully completed fiscal quarters of the performance period to that for the fiscal year immediately prior to the performance period.

The Committee determined that Relative TSR and EBITDA CAGR would be appropriate performance measures for the performance shares granted in 2016. These measures appropriately align management with stockholders, incentivize management to achieve the Company’s long-term strategy and focus management on growing our Adjusted EBITDA which, in turn, allows us to reinvest in our business and expand our global footprint.

The performance period begins on January 1 of the fiscal year in which the performance shares are granted and ends on December 31 of the third year thereafter. Following the 3-year performance period, the Committee determines the achievement levels under each of the performance measures and the number of performance shares earned under these measures. The performance shares granted in 2016 had a performance period that began on January 1, 2016 and was scheduled to end on December 31, 2018.

The total number of performance shares granted in 2016 that were scheduled to vest based on each of Relative TSR and EBITDA CAGR was based on the percentages shown in the table below. For actual performance between the specified threshold, target, above target and maximum levels, the resulting payout percentage would have been adjusted on a linear basis. In addition, if the Company’s TSR was negative over the performance period, the percentage of the award earned under the Relative TSR measure could not have exceeded 100%.

Performance Metric (Weighting)		Level of Achievement
		Below			Above		Cap
		Threshold	Threshold	Target	Target	Maximum	(if applicable)
Relative TSR (50%)	Performance Goals	< 25th percentile	25th percentile	50th percentile	75th percentile	≥ 90th percentile	Capped at 100% if TSR is negative over performance period
	Percentage of Award Earned	0%	50%	100%	150%	200%
EBITDA CAGR (50%)	Performance Goals	< 5%	5%	9%	n/a	≥ 13%	n/a
	Percentage of Award Earned	0%	50%	100%	n/a	200%

The peer group for determining achievement under the Relative TSR measure was distinct from the peer group used to evaluate and set compensation levels discussed under “Assessing Competitive Practice Through Peer Group Comparisons.” At the time of the 2016 grants, the Committee approved the following peer companies in the Relative TSR peer group in order to more directly compare our financial and stock performance to companies in our industry.

2016 Relative TSR Peer Group Companies
Hospitality	REITs	Leisure
Carnival Corporation	Chesapeake Lodging Trust	Churchill Downs Incorporated
Choice Hotels International, Inc.	DiamondRock Hospitality Company	Penn National Gaming, Inc.
Hyatt Hotels Corporation	Host Hotels & Resorts, Inc.	Vail Resorts, Inc.
Marriott International, Inc.	Hospitality Properties Trust	Wynn Resorts, Limited
Royal Caribbean Cruises Ltd.	LaSalle Hotel Properties
Starwood Hotels & Resorts Worldwide, Inc. (1)	Pebblebrook Hotel Trust
Wyndham Worldwide Corporation	RLJ Lodging Trust
Ryman Hospitality Properties, Inc.

(1)	Starwood Hotels & Resorts Worldwide, Inc. was acquired by Marriott International, Inc. in September 2016 and is no longer a publicly traded company.

In November 2016, in connection with the spin-offs, the Committee determined that the NEOs’ performance shares granted in 2015 and 2016 would be converted into time-vesting restricted shares (“converted performance shares”) at the time of the spin-offs, assuming a target level of achievement as provided under the applicable award agreement. The converted performance shares were further adjusted at the time of the spin-offs to preserve the value of the awards as originally granted. These adjustments are described in further detail under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” The converted performance shares are scheduled to vest on the original vesting date (December 31, 2017 for the shares granted in 2015 and December 31, 2018 for the shares granted in 2016), subject to the NEO’s continued employment through the applicable vesting date, and have the same terms and conditions as the original awards. Upon vesting, each NEO (other than Mr. Wang) will receive shares of Hilton common stock, and Mr. Wang will receive shares of HGV common stock.

38	PROXY STATEMENT	Hilton

PAYOUT OF PERFORMANCE SHARES GRANTED IN 2014

In 2014, the Committee granted performance shares that vested at the end of a 3-year performance period, beginning on January 1, 2014 and ending on December 31, 2016, as follows:

•	50% based on the level of achievement of our Relative TSR (as defined above).

•	50% based on EBITDA CAGR (as defined in the award agreement and the definition reported in the Company’s 2014 SEC filings) and calculated as described above.

In February 2017, the Committee certified the achievement level under the established performance measures and settled the number of performance shares earned at 113% of target because the performance level achieved was at the target level with respect to EBITDA CAGR and between the target and above target levels with respect to Relative TSR (as shown in the table below). For actual performance between the specified target and above target level, the resulting payout percentage was adjusted on a linear basis.

Performance Metric (Weighting)		Level of Achievement
		Below			Actual	Above
		Threshold	Threshold	Target	Performance	Target	Maximum
Relative TSR (50%)	Performance Goals	< 25th percentile	25th percentile	50th percentile	63rd percentile	75th percentile	≥ 90th percentile
	Percentage of Award Earned	0%	50%	100%	126%	150%	200%
EBITDA CAGR (50%)	Performance Goals	< 5%	5%	9%	9%	n/a	≥ 13%
	Percentage of Award Earned	0%	50%	100%	100%	n/a	200%
Actual Performance Payout as a % of Target					113%

TREATMENT OF OUTSTANDING EQUITY AWARDS IN CONNECTION WITH SPIN-OFFS

In connection with the spin-offs, the Committee approved the following treatment for the NEOs’ outstanding equity awards.

Award Type	Treatment
All Outstanding Stock Options, RSUs and Performance Shares

•  The NEOs’ outstanding stock options (whether vested or unvested), RSUs and performance shares, were adjusted in a manner intended to preserve the value of the awards after the January 2017 spin-offs. The number of shares subject to the awards and the exercise price of stock options were adjusted based on the 3-day average closing price pre-spin and the 3-day average closing price post-spin and reverse stock split of our common stock (the “adjustments made in connection with the spin-offs”). As to Mr. Wang’s awards, the adjustment ratio was based on the relative value of our shares before the spin-offs and HGV’s common stock after the spin-offs, in each case using a 3-day average closing price.

•  All of the NEOs’ equity awards, as adjusted, remain subject to the same vesting and other terms and conditions as the original awards, other than as described below regarding the performance shares granted in 2015 and 2016.

•  Following the spin-offs, all of Mr. Wang’s awards are now under HGV’s incentive plan and will, as applicable, settle in or are exercisable for shares of HGV common stock.

•  For details regarding the amount and value of the equity held by the NEOs following these adjustments, see “Supplemental Outstanding Equity Awards at 2016 Fiscal Year End Table” and “Ownership of Securities.”

Additional Details on Performance Shares Granted in 2015 and 2016

•  The NEOs’ performance shares granted in 2015 and 2016 were modified into time-vesting restricted shares (“converted performance shares”), assuming a target level of achievement as provided under the applicable award agreement. The Committee determined to convert the performance shares into time-based restricted stock, as the performance periods for the performance shares granted in 2015 and 2016 would have ended after the spin-offs and, as such, the performance measures originally established upon grant would not have been relevant or measurable as originally intended.

•  In connection with the modification of these performance shares in November 2016, there was incremental fair value calculated in accordance with FASB ASC Topic 718 for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser in the amounts of $1,131,783, $363,218, $328,484, $328,484 and $152,755, respectively. These amounts are included in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table.

•  The converted performance shares are scheduled to vest on the original vesting date (December 31, 2017 for the shares granted in 2015 and December 31, 2018 for the shares granted in 2016), subject to the NEO’s continued employment through the applicable vesting date, and the same terms and conditions as the original awards. Upon vesting, each NEO (other than Mr. Wang) will receive shares of Hilton common stock, and Mr. Wang will receive shares of HGV common stock.

Hilton	PROXY STATEMENT	39

TREATMENT OF LONG-TERM INCENTIVE AWARDS UPON TERMINATION, CHANGE IN CONTROL OR RETIREMENT

Each equity-based award subjects the holder to restrictive covenants, including post-employment covenants not to solicit the Company’s employees or customers and not to compete against the Company for 12 months following any termination of employment, and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or other disposition or distributions in respect of the equity award and any shares issued in respect thereof. Further, each of these executives’ equity-based awards is subject to the Company’s Clawback Policy, which is described below. Additional provisions are outlined in the table below.

Award Type	Provisions for Unvested Awards
Performance Shares (1)

•  Death or “disability” (as defined in the Incentive Plan): Prorated portion will immediately vest at target levels (2)

•  “Change in control” (as defined in the Incentive Plan): Immediately vest based on actual performance through the most recently completed fiscal quarter or, if performance is unable to be calculated, at target levels

•  Retirement: Prorated portion will vest at the end of the performance period based on actual performance (2)(3)

•  Other reasons: Forfeited (4)

Restricted Stock Units

•  Death or disability: Immediately vest

•  Termination without “cause” (as defined in the Incentive Plan) within 12 months following a change in control: Immediately vest

•   Retirement: Continue to vest based on the original vesting schedule (3)

•  Other reasons: Forfeited (4)

Stock Options

•  Death or disability: Immediately vest and become exercisable; vested options remain exercisable for one year thereafter (5)

•  Termination without cause within 12 months following a change in control: Immediately vest and become exercisable; remain exercisable for 90 days thereafter (5)

•  Retirement: Continue to vest according to the original vesting schedule; remain exercisable until the earlier of (x) the original expiration date or (y) 5 years from retirement (3)(5)

•  Other reasons: Forfeited unvested; vested options will remain exercisable for 90 days thereafter (4)(5)

(1)	As discussed in further detail under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs,” the NEOs’ performance shares granted in 2015 and 2016 were converted into time-vesting restricted shares, assuming a target level of achievement as provided under the applicable award agreement, and the converted performance shares otherwise retained the same terms and conditions as the original awards, including the treatment of such awards upon a termination, change in control or retirement.

(2)	Prorated based on the number of days in the applicable 3-year period that have elapsed prior to termination.

(3)	“Retirement” is defined as a termination of employment for any reason (other than for cause when grounds for cause exist or due to death or disability) after having reached age 55 and achieved at least ten years of service, provided that the grant was made at least six months prior to the executive’s retirement.

(4)	Upon termination for cause or a violation of specified restrictive covenants, all vested and unvested options terminate and all other unvested awards are forfeited.

(5)	In no case will options remain exercisable later than the original expiration date.

OTHER BENEFITS AND PERQUISITES

Our executives, including NEOs, are eligible for benefits including group health, dental and disability insurance and basic life insurance premiums. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the NEOs participate in these plans on the same basis as all other employees.

We provide limited perquisites to our NEOs when determined to be necessary and appropriate. We provide our NEOs with the opportunity for an annual physical examination. We also provide NEOs complimentary rooms, food and beverage, and on-site services while on personal travel at Company-branded hotels. The travel-related benefits are consistent with our peers in the hospitality industry and offered to encourage our NEOs to visit and evaluate our properties. We provide Mr. Nassetta with a life insurance benefit for his family and the associated taxes. In addition, given our wide geographic footprint, Mr. Nassetta has use of the Company aircraft for both business and personal travel, which the Committee believes allows Mr. Nassetta to work more efficiently and safely. The value of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote. The cost of these benefits is a small percentage of the overall compensation package. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

40	PROXY STATEMENT	Hilton

RETIREMENT SAVINGS BENEFITS

The Company maintains a tax-qualified 401(k) plan, under which the Company matches 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation. In addition to the 401(k) plan, the Company also offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through Hilton’s Executive Deferred Compensation Plan (“EDCP”). Those eligible to participate in the EDCP may elect to defer up to 100% of both their annual salary and bonus. The Company currently provides no contribution or match to the EDCP. Additional information about the EDCP is reflected under “2016 Nonqualified Deferred Compensation.”

PENSION BENEFITS

In addition to our 401(k) plan and EDCP, Mr. Carter participates in two of our defined benefit pension plans, the Hilton U.K. Pension Plan (the “U.K. Pension Plan”) and the Hilton U.K. Hotels Employer-Financed Retirement Benefit Scheme (the “Supplemental U.K. Plan”), because of his previous service as Chief Executive Officer of Hilton International. Mr. Carter ceased further pensionable service under both plans in 2009. See the “2016 Pension Benefits” table for a description of these defined benefit pension plans.

SEVERANCE PLAN

The Committee believes that a carefully structured severance plan is necessary to attract and retain talent. Our severance plan allows executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

In December 2013, the Company approved a severance benefit plan (the “Severance Plan”). Under the terms of the Severance Plan, if an eligible executive’s employment is terminated by us without “cause,” or if the eligible employee terminates his or her employment for “good reason” (each, a “qualifying termination”), then, subject to the eligible employee’s execution and non-revocation of a release of claims against us, continued compliance with restrictive covenants related to post-employment non-solicitation and non-compete covenants for one year following termination, and indefinite covenants covering confidentiality and non-disparagement, he or she will be eligible to receive a severance payment amount based on the employee’s position and then-current base salary and target bonus. Under the terms of the Severance Plan, our NEOs will be eligible to receive a severance payment equal to 2.99 times, in the case of Mr. Nassetta, and 2.0 times, in the case of our other NEOs, the sum of his annual base salary and annual target bonus at the time of termination, paid in a lump sum. In addition, upon a qualifying termination, the NEO will be entitled to certain continued health and welfare benefits, as described under “Potential Payments Upon Termination or Change in Control.”

The NEOs will also be entitled to the same level of severance upon a qualifying termination in connection with a change in control except that severance may be reduced if doing so would result in the executive realizing a better after-tax result following the imposition of any applicable golden parachute excise taxes under Internal Revenue Code Section 4999.

In addition to the Severance Plan, any compensation and benefits to be made in connection with a separation are determined at the discretion of the Committee and may be based on the executive, his or her position, the nature of the separation and the respective executive’s compliance with specified post-termination restrictive covenants.

Hilton	PROXY STATEMENT	41

RISK AND GOVERNANCE

KEY EXECUTIVE COMPENSATION PRACTICES

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below.

What We Do:
Emphasize long-term performance – Our long-term incentive program is designed to focus executives on stockholder value and emphasize achievement of strategic objectives over the next several years.
Engage an independent compensation consultant – The Committee’s consultant does not provide any other services to the Company.
Apply “double trigger” vesting in the event of a change in control – In the event of a change in control of the Company, cash severance benefits are payable and vesting of stock options and RSUs is accelerated only upon a “double trigger,” where the executive’s employment is terminated following such change in control.
Provide limited perquisites – Our NEOs receive perquisites consistent with industry practices and participate in the same Company-wide plans and programs offered to all eligible employees.
Apply a clawback policy – The Committee has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud or misconduct.
Evaluate share utilization – The Committee annually reviews share utilization, burn rate and dilution levels resulting from our compensation practices.
Establish caps on maximum payouts – The Committee sets maximum amounts that may be payable for annual cash incentive compensation and long-term performance awards.

What We Do Not Do:

Provide employment agreements or individual change in control agreements for our NEOs – The Committee has determined that employment agreements are not necessary to attract members of our executive team.
Allow pledging, hedging or short-sale transactions – Per our Insider Trading Policy, all covered persons are prohibited from purchasing Company securities on margin or pledging Company securities as collateral. Further, we do not permit short sales or the purchase or sale of derivative instruments based on the Company’s securities.
Reprice or buyout underwater stock options – Our Incentive plan does not permit the repricing or substitution of underwater stock options except with stockholder approval. Our Incentive plan also does not permit the grant of underwater stock options, except in connection with certain corporate transactions.
Pay dividends or dividend equivalents on any unvested equity awards – Our Incentive Plan and associated award agreements prohibit the payment and delivery of dividends and dividend equivalents on unvested RSUs and performance shares, unless and until the underlying award vests.

OWNERSHIP POLICY

We have adopted an executive stock ownership policy for our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of February 19, 2014 and the date he or she first becomes subject to the stock ownership policy:

Role	Salary Multiple
CEO	5 times base salary
Other Executive Officers	3 times base salary

Each NEO currently employed by the Company satisfies the stock ownership requirement above. Under this requirement, executives may not dispose of any shares of the Company they acquire, including, but not limited to, any shares of vested restricted stock, any shares underlying vested restricted stock units, net of taxes, or any shares acquired upon the exercise of any stock options, net of taxes and payment of any exercise price, in each case, received from grants made until the ownership requirements are satisfied. This restriction does not apply to any shares of our common stock received by the executive in exchange for his or her equity held prior to our initial public offering in December 2013 (the “IPO”).

42	PROXY STATEMENT	Hilton

CLAWBACK POLICY

We have adopted a clawback policy for our incentive compensation. The Committee determined that it may be appropriate to recover annual and/or long-term incentive compensation from its current or former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Committee in specified situations. These situations include if such employee, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee’s fraud, willful misconduct or gross negligence. If these situations occur, the Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.

STOCK AWARD GRANTING POLICY

The annual grant of stock-based awards to our NEOs is approved on the date of the first regularly scheduled Committee meeting of the calendar year (typically held in the first quarter). In addition to annual awards, other grants may be awarded at other times (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is the closing market price of our common stock on the date of grant. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

RISK CONSIDERATIONS

The Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes the following design features:

•	Balances fixed versus at-risk compensation;

•	Balances short-term cash and long-term incentive compensation;

•	Provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including the Company’s stock price, the Company’s overall financial performance and the performance of specific business area objectives;

•	Caps the executives’ incentive compensation opportunities;

•	Provides the Committee with discretion to reduce the annual incentive amount awarded;

•	Significant stock ownership requirements;

•	Provides for a clawback of the executive’s compensation in specified circumstances; and

•	Prohibits pledging and hedging of Company stock.

COMPLIANCE WITH IRS CODE SECTION 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s federal income tax deduction for any compensation in excess of $1 million paid to NEOs except for the CFO. However, this provision does not apply to certain qualified performance-based compensation as long as specified requirements are met.

Currently, we claim the benefit of a special exemption that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period following the IPO. This transition period may extend until the first annual meeting of stockholders that occurs after the close of the third calendar year following the calendar year in which the IPO occurred (i.e., May 24, 2017), unless the transition period is terminated earlier under the Section 162(m) post-offering transition rules.

At our annual meeting in May 2017, in order to qualify for the qualified performance-based compensation exemption under Section 162(m), we will seek stockholder approval of the Hilton 2017 Omnibus Incentive Plan, including approval of the performance goals of the plan under which the compensation will be paid (as described under “Proposal 2 — Approval of the Hilton 2017 Omnibus Incentive Plan”). In furtherance of our aim of awarding compensation eligible to constitute qualified performance-based compensation under Section 162(m), in February 2017, the Committee approved provisions for payments under our annual cash incentive program and determined that 2017 annual cash incentive awards for our executive officers who are covered by 162(m) are conditioned on achieving Adjusted EBITDA (defined above) in 2017 of at least $1.2 billion. These awards are contingent on stockholder approval of the 2017 Omnibus Incentive Plan at this Annual Meeting. See “Proposal 2 — Approval of the Hilton 2017 Omnibus Incentive Plan.”

The Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions; however, the Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent. Beginning with performance shares granted in 2015, the Committee decided to grant equity in the form of restricted stock instead of RSUs to allow the Company to take advantage of federal income tax deductions under the IPO transition rules.

Hilton	PROXY STATEMENT	43

SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)

Christopher J. Nassetta President & Chief Executive Officer	2016	$1,200,000	$6,532,917	$1,319,999	$1,883,905	—	$64,507	$11,001,328
	2015	$1,246,154	$5,419,878	$1,259,993	$2,222,013	—	$69,413	$10,217,451
	2014	$1,142,201	$4,969,700	$1,199,997	$2,539,677	—	$50,639	$9,902,214

Kevin J. Jacobs EVP and Chief Financial Officer	2016	$743,404	$2,091,147	$422,295	$735,927	—	$24,245	$4,017,018
	2015	$748,077	$1,763,592	$409,994	$823,147	—	$10,600	$3,755,410
	2014	$663,820	$1,490,884	$359,997	$843,364	—	$11,127	$3,369,192

Ian R. Carter EVP and President, Global Development, Architecture & Construction	2016	$739,302	$1,891,199	$381,921	$765,859	—	$2,836	$3,781,117
	2015	$744,692	$1,594,971	$370,796	$793,365	—	–	$3,503,824
	2014	$698,077	$1,490,884	$359,997	$723,937	$60,482	$1,385	$3,334,762

Mark D. Wang EVP and President, Hilton Grand Vacations	2016	$686,495	$1,891,199	$381,921	$732,684	—	$13,436	$3,705,735
	2015	$691,500	$1,594,971	$370,796	$777,427	—	$10,600	$3,445,294
	2014	$623,654	$1,490,884	$359,997	$810,352	—	$11,409	$3,296,296

James E. Holthouser EVP, Brands & Marketing	2016	$600,000	$1,889,237	$179,996	$563,430	—	$11,841	$3,244,504

(1)	Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under the Company’s employee benefit plans.

(2)	Represents (a) the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 20 (“Share-Based Compensation”) of the consolidated financial statements included in our Annual Report on Form 10-K and (b) the incremental fair values of the performance shares granted in 2015 and 2016 which were modified in November 2016 in connection with the spin-offs (as described below). Further, in accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs and performance shares granted in 2016 are not reported above because dividends were factored into the grant date fair value of these awards.

Of the performance shares granted in 2016, 50% were scheduled to vest according to EBITDA CAGR and 50% vest according to Relative TSR. The grant date fair value of the shares that were scheduled to vest according to EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the EBITDA CAGR awards would have been: Mr. Nassetta — $3,960,004; Mr. Jacobs — $1,266,884; Mr. Carter — $1,145,774; Mr. Wang — $1,145,774; and Mr. Holthouser — $539,980. As the shares that were scheduled to vest according to Relative TSR are subject to market conditions as defined under FASB ASC Topic 718 and were not subject to performance conditions as defined under FASB ASC Topic 718, they had no maximum grant date fair values that differed from the grant date fair values presented in the table.

As described above under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs,” the performance shares granted in 2015 and 2016 were modified in November 2016 into converted performance shares, and there was incremental fair value calculated in accordance with FASB ASC Topic 718 for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser in the amounts of $1,131,783, $363,218, $328,484, $328,484 and $152,755, respectively. In January 2017, all of the executives’ outstanding stock options (whether vested or unvested), RSUs and performance shares were adjusted in a manner intended to preserve the value of the awards; the amounts reported in the table above do not reflect these adjustments.

(3)	For 2016, the actual annual change in pension value was negative (-$62,013) for Mr. Carter, but it is not reflected in the table pursuant to SEC regulations regarding negative amounts. Amounts reported represent the aggregate increase in the actuarial present value of Mr. Carter’s accumulated benefit under the defined-present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2016, 2015 and 2014. The key financial assumptions used in the calculation of the present value included discount rates of 4.65%, 5.2% and 4.5% for 2016, 2015 and 2014, respectively, CPI inflation of 2.75%, 2.60% and 1.95% for 2016, 2015 and 2014, respectively, and pension inflation of 1.80%, 1.75% and 1.50% for 2016, 2015 and 2014, respectively. The Company does not provide any of its executives with any above-market or preferential earnings on nonqualified deferred compensation.

44	PROXY STATEMENT	Hilton

(4)	All Other Compensation for 2016 includes:

Name	Company 401(k) Match ($)	Insurance Premiums (a) ($)	Personal Use of Company Aircraft (b) ($)	Executive Physical ($)	Reimbursements for Taxes Incurred for Specified Perquisites (c) ($)	Dividend Equivalents (d) ($)	Other (e) ($)	Total ($)
Christopher J. Nassetta	$10,600	$7,525	$4,620	$2,480	$11,512	$9,636	$18,134	$64,507
Kevin J. Jacobs	$10,600	—	—	$2,354	—	$3,135	$8,156	$24,245
Ian R. Carter	—	—	—	—	—	$2,836	—	$2,836
Mark D. Wang	$10,600	—	—	—	—	$2,836	—	$13,436
James E. Holthouser	$10,600	—	—	—	—	$1,241	—	$11,841

(a)	Employer-paid premiums for Mr. Nassetta’s executive life insurance policy.

(b)	Incremental costs associated with guests accompanying Mr. Nassetta on the Company aircraft during the year ended December 31, 2016. For purposes of the “Summary Compensation Table,” we value the incremental cost associated with these accompanying guests by using a method that takes into account the variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as crew salaries, hangar storage costs and cost of maintenance not related to trips.

(c)	Reflects $4,213 of employer-paid taxes owed with respect to Mr. Nassetta’s personal use of the Company aircraft, $6,863 of employer-paid taxes owed in connection with his employer-paid executive life insurance policy and $436 of employer-paid taxes owed in connection with employer-paid expenses incurred at Company-branded hotels while on personal travel.

(d)	Reflects dividend equivalents accrued on eligible equity awards where dividends were not factored into the grant date fair value of such previously disclosed awards.

(e)	Employer-paid expenses incurred at Company-branded hotels while on personal travel.

Hilton	PROXY STATEMENT	45

2016 GRANTS OF PLAN-BASED AWARDS

The following table sets forth grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2016, prior to the January 2017 adjustments made in connection with the spin-offs. For information on a post-adjusted basis, see the supplemental table below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number or Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nassetta	Annual Cash Incentive	—	$40,909	$1,800,000	$3,600,000	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	100,969	201,937	403,874	—	—	—	$4,081,146
	RSUs	2/18/16	—	—	—	—	—	—	67,312	—	—	$1,319,988
	Stock Options	2/18/16	—	—	—	—	—	—	—	241,316	$19.61	$1,319,999
	Modified 2015 Award (4)	11/29/16	—	—	—	—	—	—	8,259	—	—	$204,906
	Modified 2016 Award (4)	11/29/16	—	—	—	—	—	—	37,359	—	—	$926,877
Kevin J. Jacobs	Annual Cash Incentive	—	$37,338	$746,750	$1,120,125	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	32,302	64,604	129,208	—	—	—	$1,305,647
	RSUs	2/18/16	—	—	—	—	—	—	21,534	—	—	$422,282
	Stock Options	2/18/16	—	—	—	—	—	—	—	77,202	$19.61	$422,295
	Modified 2015 Award (4)	11/29/16	—	—	—	—	—	—	2,688	—	—	$66,689
	Modified 2016 Award (4)	11/29/16	—	—	—	—	—	—	11,952	—	—	$296,529
Ian R. Carter	Annual Cash Incentive	—	$37,132	$742,630	$1,113,945	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	29,214	58,427	116,854	—	—	—	$1,180,810
	RSUs	2/18/16	—	—	—	—	—	—	19,475	—	—	$381,905
	Stock Options	2/18/16	—	—	—	—	—	—	—	69,821	$19.61	$381,921
	Modified 2015 Award (4)	11/29/16	—	—	—	—	—	—	2,431	—	—	$60,313
	Modified 2016 Award (4)	11/29/16	—	—	—	—	—	—	10,809	—	—	$268,171
Mark D. Wang	Annual Cash Incentive	—	$34,479	$689,585	$1,034,378	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	29,214	58,427	116,854	—	—	—	$1,180,810
	RSUs	2/18/16	—	—	—	—	—	—	19,475	—	—	$381,905
	Stock Options	2/18/16	—	—	—	—	—	—	—	69,821	$19.61	$381,921
	Modified 2015 Award (4)	11/29/16	—	—	—	—	—	—	2,431	—	—	$60,313
	Modified 2016 Award (4)	11/29/16	—	—	—	—	—	—	10,809	—	—	$268,171
James E. Holthouser	Annual Cash Incentive	—	$30,000	$600,000	$900,000	—	—	—	—	—	—	—
	Performance Shares	2/18/16	—	—	—	13,768	27,536	55,072	—	—	—	$556,502
	RSUs	2/18/16	—	—	—	—	—	—	9,178	—	—	$179,981
	RSUs (5)	5/5/16	—	—	—	—	—	—	45,372	—	—	$999,999
	Stock Options	2/18/16	—	—	—	—	—	—	—	32,906	$19.61	$179,996
	Modified 2015 Award (4)	11/29/16	—	—	—	—	—	—	1,063	—	—	$26,373
	Modified 2016 Award (4)	11/29/16	—	—	—	—	—	—	5,094	—	—	$126,382

(1)	Reflects the possible payouts under the 2016 annual cash incentive program. Amounts reported in the “Threshold” column assume that there is no payout under the Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the one business area or organizational strength performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)

As described in further detail under “Long-Term Incentive Awards,” the performance shares granted in 2016 had a 3-year performance period scheduled to end on December 31, 2018 and would have vested, as to 50% of the awards, based on Relative TSR and, as to 50% of the award, based on EBITDA CAGR. Amounts

46	PROXY STATEMENT	Hilton

reported in the “Threshold” column assume that 50% of the total performance shares awarded would have vested and amounts reported in the “Maximum” column assume that 200% of the total performance shares awarded would have vested. In connection with the spin-offs, these awards were modified into converted performance shares based on an assumed target level of performance achievement and adjusted as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” The number of converted performance shares received in respect of the performance shares granted in 2016 as adjusted in connection with the spin-offs is reflected in the supplemental table below.

(3)	Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 20 (“Share-Based Compensation”) of the consolidated financial statements included in our Annual Report on Form 10-K. The stock options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE on the date of grant.

The grant date fair value of the performance shares that were scheduled to vest according to EBITDA CAGR was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date and was determined to be for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser, $1,980,002, $633,442, $572,887, $572,887 and $269,990, respectively. The grant date fair value of the performance shares that were scheduled to vest based on Relative TSR was determined to be for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser, $2,101,144, $672,205, $607,923, $607,923 and $286,512, respectively.

(4)	Represents the performance shares granted in 2015 and 2016, all of which were modified in November 2016 into converted performance shares in connection with the spin-offs. The number of converted shares received in the modification, and reflected in the table above, assumed that target levels of both EBITDA CAGR and Relative TSR would have been achieved. See, “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” In connection with this modification, there was incremental fair value calculated in accordance with FASB ASC Topic 718 for each of Messrs. Nassetta, Jacobs, Carter, Wang and Holthouser in the amounts of $1,131,783, $363,218, $328,484, $328,484 and $152,755, respectively.

(5)	Represents one-time RSUs granted to Mr. Holthouser, as described under “Long-Term Incentive Awards.”

SUPPLEMENTAL TABLE TO 2016 GRANTS OF PLAN-BASED AWARDS

The following supplemental table reflects the equity awards granted to our NEOs during the fiscal year ended December 31, 2016, after giving effect to the January 2017 adjustments made in connection with the spin-offs. This table is not required by SEC regulations and is not a substitute for the required “Grants of Plan-Based Awards” table shown above.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number or Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nassetta	2/18/16	47,820	95,639	191,278	31,879	114,289	$41.41
Kevin J. Jacobs	2/18/16	15,298	30,596	61,192	10,198	36,563	$41.41
Ian R. Carter	2/18/16	13,836	27,671	55,342	9,223	33,068	$41.41
Mark D. Wang (2)	—	—	—	—	—	—	—
James E. Holthouser	2/18/16	6,520	13,040	26,080	4,346	15,584	$41.41
	5/5/16	—	—	—	21,488	—	—

(1)	The amounts reported reflect the number of shares granted on the grant date and the option exercise price after giving effect to the adjustments in connection with the spin-offs. The amounts reported under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the number of performance shares granted in 2016, on an adjusted basis, that could have been earned at the end of the performance period based on the level of achievement of the performance conditions. These performance shares were modified into converted performance shares assuming a target level of achievement and adjusted as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.” The number in the “Target” column reflects the number of converted performance shares received, on an adjusted basis, in respect of the performance shares granted in 2016 and that are eligible to vest on the original vesting date (December 31, 2018).

(2)	Mr. Wang’s equity awards were converted into awards that will settle in or be exercisable for shares of HGV common stock.

Hilton	PROXY STATEMENT	47

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of December 31, 2016, prior to the January 2017 adjustments made in connection with the spin-offs. For information on a post-adjusted basis, see the supplemental table below.

		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (1)(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)		Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
Name	Grant Date
Christopher J. Nassetta	2/19/14	104,485	53,826	$21.53	2/19/24	—		—
	2/10/15	50,059	100,119	$27.46	2/10/25	22,942	(4)	$624,022
	2/10/15	—	—	—	—	137,654	(5)	$3,744,189
	2/18/16	—	241,316	$19.61	2/18/26	67,312	(4)	$1,830,886
	2/18/16	—	—	—	—	201,937	(5)	$5,492,686
Kevin J. Jacobs	2/19/14	31,345	16,148	$21.53	2/19/24	—		—
	2/10/15	16,288	32,579	$27.46	2/10/25	7,465	(4)	$203,048
	2/10/15	—	—	—	—	44,792	(5)	$1,218,342
	2/18/16	—	77,202	$19.61	2/18/26	21,534	(4)	$585,725
	2/18/16	—	—	—	—	64,604	(5)	$1,757,229
Ian R. Carter	2/19/14	31,345	16,148	$21.53	2/19/24	—		—
	2/10/15	14,731	29,464	$27.46	2/10/25	6,752	(4)	$183,654
	2/10/15	—	—	—	—	40,509	(5)	$1,101,845
	2/18/16	—	69,821	$19.61	2/18/26	19,475	(4)	$529,720
	2/18/16	—	—	—	—	58,427	(5)	$1,589,214
Mark D. Wang	2/19/14	31,345	16,148	$21.53	2/19/24	—		—
	2/10/15	14,731	29,464	$27.46	2/10/25	6,752	(4)	$183,654
	2/10/15	—	—	—	—	40,509	(5)	$1,101,845
	2/18/16	—	69,821	$19.61	2/18/26	19,475	(4)	$529,720
	2/18/16	—	—	—	—	58,427	(5)	$1,589,214
James E. Holthouser	2/19/14	13,713	7,065	$21.53	2/19/24	—		—
	2/10/15	6,444	12,891	$27.46	2/10/25	2,954	(4)	$80,349
	2/10/15	—	—	—	—	17,723	(5)	$482,066
	2/18/16	—	32,906	$19.61	2/18/26	9,178	(4)	$249,642
	2/18/16	—	—	—	—	27,536	(5)	$748,979
	5/5/16	—	—	—	—	45,372	(4)	$1,234,118

(1)	The stock options granted in February of 2014, 2015 and 2016 were scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date. In February 2017, the Committee modified the vesting schedule of all of these awards so that the tranche of equity vesting in February of any given year is scheduled to vest on February 15 of that year, subject to the executive’s continued employment on the applicable vesting date.

(2)	For additional information on vesting upon specified termination events or a change in control, see “Long-Term Incentive Awards” and “Potential Payments Upon Termination or Change in Control.”

(3)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 30, 2016 ($27.20), the last trading day of the fiscal year, multiplied by the number of outstanding shares.

(4)	Represents the RSUs granted in February of 2015 and 2016, which were scheduled to vest in two equal annual installments beginning on the first anniversary of the grant date. In February 2017, the Committee modified the vesting schedule of all of these awards so that the tranche of equity vesting in February of any given year is scheduled to vest on February 15 of that year, subject to the executive’s continued employment on the applicable vesting date. Mr. Holthouser’s RSUs granted in May 2016 are scheduled to vest in full on May 5, 2019, subject to his continued employment on the vesting date.

(5)	Represents the NEOs’ performance shares granted in 2015 and 2016 that were converted into time-vesting restricted shares. As described above, in connection with the spin-offs, these performance shares were modified in November 2016 into time-vesting converted performance shares and assumed that target levels of the performance conditions would have been achieved. The converted performance shares are scheduled to vest, as to the performance shares granted in 2015, on December 31, 2017 and, as to the performance shares granted in 2016, on December 31, 2018, in each case, subject to the executive’s continued employment through the applicable vesting date.

48	PROXY STATEMENT	Hilton

SUPPLEMENTAL TABLE TO OUTSTANDING EQUITY AWARDS

The following supplemental table sets forth the outstanding equity awards held by our NEOs as of December 31, 2016, after giving effect to the January 2017 adjustments made in connection with the spin-offs. This table is not required by SEC regulations and is not a substitute for the required “Outstanding Equity Awards” table shown above.

		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of RSUs That Have Not Vested (#)	Number of Converted Performance Shares That Have Not Vested (#)
Name	Grant Date
Christopher J. Nassetta	2/19/14	49,484	25,493	$45.46	—	—
	2/10/15	23,708	47,417	$57.99	10,866	65,194
	2/18/16	—	114,289	$41.41	31,879	95,639
Kevin J. Jacobs	2/19/14	14,844	7,649	$45.46	—	—
	2/10/15	7,714	15,429	$57.99	3,536	21,212
	2/18/16	—	36,563	$41.41	10,198	30,596
Ian R. Carter	2/19/14	14,844	7,649	$45.46	—	—
	2/10/15	6,976	13,955	$57.99	3,198	19,184
	2/18/16	—	33,068	$41.41	9,223	27,671
Mark D. Wang (1)	—	—	—	—	—	—
James E. Holthouser	2/19/14	6,494	3,346	$45.46	—	—
	2/10/15	3,051	6,106	$57.99	1,399	8,393
	2/18/16	—	15,584	$41.41	4,346	13,040
	5/5/16	—	—	—	21,488	—
(1)	Mr. Wang’s equity awards were converted into awards that will settle in or are exercisable for shares of HGV common stock.

Hilton	PROXY STATEMENT	49

2016 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding shares that vested during 2016 for our NEOs and without giving effect to the January 2017 adjustments made in connection with the spin-offs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1)(2) (#)	Value Realized on Vesting (3) ($)
Christopher J. Nassetta	—	—	239,755	$6,108,111
Kevin J. Jacobs	—	—	72,508	$1,842,942
Ian R. Carter	—	—	71,794	$1,830,032
Mark D. Wang	—	—	71,794	$1,830,032
James E. Holthouser	—	—	31,409	$800,617

(1)	After giving effect to the January 2017 adjustments made in connection with the spin-offs, the adjusted number of shares that vested during 2016 were: 113,548 for Mr. Nassetta; 34,338 for Mr. Jacobs, 34,000 for Mr. Carter and 14,873 for Mr. Holthouser. Mr. Wang’s equity awards that vested in 2016 were converted into shares of HGV common stock.

(2)	Includes shares received from the vesting of RSUs granted in 2014 and 2015 and performance shares granted in 2014.

The performance shares granted in 2014 vested on December 31, 2016 at the end of a 3-year performance period. The number of shares that vested on December 31, 2016, without giving effect to the January 2017 adjustments made in connection with the spin-offs, were: 188,945 for Mr. Nassetta; 56,683 for Mr. Jacobs; 56,683 for Mr. Carter; 56,683 for Mr. Wang; and 24,798 for Mr. Holthouser.

In January 2017, the 2014 performance shares were adjusted in a manner intended to preserve the value of the award, as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.”

The 2014 performance shares were issued to our NEOs in the following amounts and market values based on the closing price of our common stock on the NYSE as of February 23, 2017 ($57.21), which is the date of the regularly scheduled Committee meeting on which the Committee certified performance achievement: 89,484 shares ($5,119,380) for Mr. Nassetta; 26,844 shares ($1,535,745) for Mr. Jacobs; 26,844 shares ($1,535,745) for Mr. Carter; and 11,742 shares ($671,760) for Mr. Holthouser. Mr. Wang’s shares were settled in shares of HGV common stock.

(3)	Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date.

2016 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Christopher J. Nassetta		—	—	—
Kevin J. Jacobs		—	—	—
Ian R. Carter	Hilton U.K. Pension Plan (2)	4	$487,183	—
	Hilton U.K. Hotels Employer –	3	$722,215	—
Financed Retirement Benefit Scheme (3)
Mark D. Wang		—	—	—
James E. Holthouser		—	—	—

(1)	The present value is calculated by the trustee of the U.K. Pension Plan and represents the present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2016. The key financial assumptions used in the calculation of the present value included discount rates of 4.65% and 5.2% for 2016 and 2015, respectively, CPI inflation of 2.75% and 2.60% for 2016 and 2015, respectively, and pension inflation of 1.80% and 1.75% for 2016 and 2015, respectively.

(2)	The U.K. Pension Plan is a defined benefit pension plan in the U.K., for which benefit payments are payable monthly upon retiring in accordance with the terms of the plan. The pension value is determined based on years and completed months’ of pensionable service, final pensionable salary (which is subject to an earnings cap) and an accrual ratio. The funds are invested through a trustee, who has full investment discretion. Mr. Carter ceased pensionable service in the U.K. Pension Plan in 2009, and he has a preserved pension based on his pensionable service and final pensionable salary at that time. Mr. Carter has not contributed to the plan since then and the only increases applied to his benefit have been annual statutory increases. The purpose of the U.K. Pension Plan is to provide a retirement benefit based on U.K. market practice. The U.K. Pension Plan does not provide special policies such as granting extra years of credited service, however, it provides tax advantages such as a tax relief on employee contributions and a tax-free cash payment at retirement.

(3)	The Supplemental U.K. Plan is a supplementary to the U.K. Pension Plan and provides an additional retirement benefit to senior management of the Company whose pensionable earnings in the U.K. Pension Plan are restricted to an earnings cap. The Supplemental U.K. Plan does not have assets. While Mr. Carter was a member of the Supplemental U.K. Plan, the Company made notional contributions calculated as a percentage of his base salary in excess of an earnings cap, which applies within the U.K. Pension Plan. No notional contributions have been made for Mr. Carter since 2009, when he ceased pensionable service. Mr. Carter has a notional retirement account balance, which is notionally invested based on Mr. Carter’s elected investment portfolio. The terms of the Supplemental U.K. Plan provide that funds be paid as a lump sum at the same time as Mr. Carter commences drawing his retirement benefits from the U.K. Plan. The Supplemental U.K. Plan does not provide any special tax treatment.

50	PROXY STATEMENT	Hilton

2016 NONQUALIFIED DEFERRED COMPENSATION

The Company offers to its executives, including all of the NEOs, the opportunity to participate in the EDCP. The table below provides information as of December 31, 2016, for those NEOs who chose to participate in the plan.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Christopher J. Nassetta	—	—	$11,887	—	$209,080
Kevin J. Jacobs	—	—	—	—	—
Ian R. Carter	—	—	—	—	—
Mark D. Wang	$146,160	—	$84,060	—	$1,421,755
James E. Holthouser	$136,962	—	$78,976	—	$1,133,329

(1)	The amount in this column is included in the “Salary” column for 2016 in the “Summary Compensation Table.”

(2)	Amounts in this column are not reported as compensation for fiscal year 2016 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the one-year rate of return during 2016 ranged from 1.41% to 21.28%.

(3)	Mr. Nassetta made no contributions during fiscal years 2014, 2015 or 2016 and, therefore, no amounts in this column have previously been reported in the “Summary Compensation Table.” Of the total in this column listed for Mr. Wang, $209,499 was previously reported in the “Summary Compensation Table.”

Pursuant to our EDCP, specified eligible employees, including our NEOs, may defer up to 100% of either or both their annual salary and bonus. Deferral elections are made by eligible employees in the calendar year preceding the year compensation is otherwise payable. In 2016, contributions to the EDCP consist solely of participants’ elective deferral contributions and the Company did not provide matching contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

NEOs may elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in the executive’s deferred compensation account before he otherwise would have been eligible. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, 5 years in the case of termination and 5 years for in-service distributions. In the event of a change in control, 100% of the value of the eligible employee’s deferred compensation account will be distributed.

Hilton	PROXY STATEMENT	51

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE IN CONTROL

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans, assuming (1) a termination of employment and/or (2) a change in control (“CIC”) occurred, in each case, on December 31, 2016, without giving effect to the January 2017 adjustments made to equity awards in connection with the spin-offs, except with respect to performance shares (as described below). The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions of plan balances that would be made are set forth in the “2016 Pension Benefits” and the “2016 Nonqualified Deferred Compensation” tables.

Because the disclosures in the table assume the occurrence of a termination or CIC as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or CIC may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Qualifying Termination (1) ($)	CIC ($)	Qualifying Termination Within 12 Months Following CIC ($)	Death or Disability (6) ($)
Christopher J. Nassetta
Cash Severance (1)	$8,970,000	—	$8,970,000	$1,800,000
Equity Awards (2)	—	$9,236,875	$13,828,566	$8,923,192
Continuation of Benefits (3)	$16,984	—	$16,984	—
Outplacement Services (4)	$50,000	—	$50,000	—
Other Benefit (5)	$184,615	—	$184,615	$184,615
Total Value of Benefits	$9,221,599	$9,236,875	$23,050,165	$10,907,807
Kevin J. Jacobs
Cash Severance (1)	$2,987,000	—	$2,987,000	$746,750
Equity Awards (2)	—	$2,975,571	$4,441,866	$2,865,706
Continuation of Benefits (3)	$11,146	—	$11,146	—
Outplacement Services (4)	$50,000	—	$50,000	—
Other Benefit (5)	$79,755	—	$79,755	$79,755
Total Value of Benefits	$3,127,901	$2,975,571	$7,569,767	$3,692,211
Ian R. Carter
Cash Severance (1)	$2,970,520	—	$2,970,520	$742,630
Equity Awards (2)	—	$2,691,059	$4,025,934	$2,600,478
Continuation of Benefits (3)	$15,688	—	$15,688	—
Outplacement Services (4)	$50,000	—	$50,000	—
Other Benefit (5)	$77,119	—	$77,119	$77,119
Total Value of Benefits	$3,113,327	$2,691,059	$7,139,261	$3,420,227
Mark D. Wang
Cash Severance (1)	$2,758,340	—	$2,758,340	$689,585
Equity Awards (2)	—	$2,691,059	$4,025,934	$2,600,478
Continuation of Benefits (3)	$19,682	—	$19,682	—
Outplacement Services (4)	$50,000	—	$50,000	—
Other Benefit (5)	$143,222	—	$143,222	$143,222
Total Value of Benefits	$2,971,244	$2,691,059	$6,997,178	$3,433,285
James E. Holthouser
Cash Severance (1)	$2,400,000	—	$2,400,000	$600,000
Equity Awards (2)	—	$1,231,045	$3,084,969	$2,425,563
Continuation of Benefits (3)	$12,001	—	$12,001	—
Outplacement Services (4)	$50,000	—	$50,000	—
Other Benefit (5)	$80,769	—	$80,769	$80,769
Total Value of Benefits	$2,542,770	$1,231,045	$5,627,739	$3,106,332

52	PROXY STATEMENT	Hilton

(1)	For purposes of the table above, a “qualifying termination” means (x) under the Severance Plan, a termination of employment either by the Company without “cause” or by the executive for “good reason,” each as defined in the Severance Plan, and (y) under the Incentive Plan, a termination by the Company without “cause” as defined in the Incentive Plan. An executive is not deemed to have experienced a qualifying termination as a result of (a) his death or disability or (b) solely as a result of a change in control.

Under the Severance Plan, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount equal to two times (2.99 in the case of Mr. Nassetta) the sum of the executive’s base salary and annual cash incentive award payable at target, each as in effect at date of termination.

If the employment of the NEO was terminated due death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under “Death or Disability” for each NEO reflect each NEO’s target annual bonus for the year ended December 31, 2016.

(2)	Amounts represent the value of the acceleration of any unvested converted performance shares, RSUs and stock options, assuming the acceleration occurred on December 31, 2016 and based on the closing price of our common stock on the NYSE as of December 31, 2016 ($27.20).

•	Converted performance shares: If the NEO’s employment terminates as a result of death or disability, a prorated portion of the converted performance shares will immediately vest at target levels, with such proration based on the number of days in the performance period that have elapsed. Upon a change in control, the converted performance shares will immediately vest based on actual performance through the most recently completed fiscal quarter, or, if performance is unable to be calculated, at target. The amounts reported in the table above for vesting upon a change in control assume achievement of target performance due to the actual treatment of such equity awards as described under “Treatment of Outstanding Equity Awards in Connection with Spin-Offs.”

•	RSUs: If the NEO’s employment is terminated by the Company without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested RSUs will immediately vest.

•	Stock options: If the NEO’s employment is terminated by the Company without cause within 12 months following a change in control or due to the executive’s death or disability, all unvested options will immediately vest and become exercisable. In the table above, amounts reported reflect the “spread,” or difference between the exercise price and closing price as of December 31, 2016.

Amounts in the table above do not include accrued dividends on eligible outstanding equity awards. Accrued dividends as of December 31, 2016 were approximately: $85,025 for Mr. Nassetta; $27,254 for Mr. Jacobs; $24,648 for Mr. Carter; $24,648 for Mr. Wang; and $21,049 for Mr. Holthouser.

(3)	Under the Severance Plan, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 12 months following the date of termination. In addition, upon a qualifying termination, an NEO who received life insurance coverage prior to the qualifying termination is entitled to receive a cash payment equal to the premiums required to continue such coverage for 12 months following the termination. Amounts reported assume 2016 rates.

(4)	Under the Severance Plan, upon a qualifying termination, each NEO is entitled to outplacement services for a period of 12 months following the date of termination. Amounts in the table above assume that the cost to the Company for these outplacement services would be $50,000 for each NEO.

(5)	Amounts shown represent accrued but unused vacation days.

(6)	In the event of death of an NEO, in addition to amounts reported in the table above, each NEO will receive benefits from third-party payors under our employer-paid premium life insurance plans. All of our executives are eligible for one times their regular annual eligible wages at death. In addition, the Company has provided Mr. Nassetta with additional executive life insurance with a $10,500,000 death benefit. Therefore, if such benefits were triggered for the NEOs on December 31, 2016 under our life insurance plans the legally designated beneficiary(ies) of each NEO would have received the following amounts: Mr. Nassetta ($13,000,000); Mr. Jacobs ($1,569,000); Mr. Carter ($1,342,000); Mr. Wang ($1,480,000); and Mr. Holthouser ($1,092,000).

Hilton	PROXY STATEMENT	53

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During the 2016 fiscal year, the members of the Compensation Committee were Messrs. Huntsman, Schreiber and Ms. McHale, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. During 2016, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board.

54	PROXY STATEMENT	Hilton

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2017 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. The ownership information presented below for beneficial owners gives effect to the January 3, 2017 reverse stock split consummated in connection with the spin-offs.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholder
HNA Tourism Group Co., Ltd. (1)	82,500,000	25.0%
Blackstone (2)	50,043,669	15.2%
Wellington Management Group LLP (3)	22,034,064	6.7%
Directors and Named Executive Officers:
Christopher J. Nassetta (4)(5)	3,101,431	*
Jonathan D. Gray (6)	34,040	*
Charlene T. Begley	—	*
Jon M. Huntsman, Jr. (7)	5,019	*
Judith A. McHale (7)	7,538	*
John G. Schreiber (7)	4,056	*
Elizabeth A. Smith (7)	7,538	*
Douglas M. Steenland (7)	10,871	*
William J. Stein (6)	3,838	*
Kevin J. Jacobs (5)	310,793	*
Ian R. Carter (5)	691,675	*
James E. Holthouser (5)	165,843	*
Directors and executive officers as a group (15 persons) (8)	4,971,146	1.5%

*	Represents less than 1%.

(1)	As reported in a Schedule 13D filed on March 24, 2017, HNA Group Co., Ltd., HNA Tourism Group Co., Ltd., HNA Tourism (HK) Group Co., Ltd., HNA HLT Holdco III Limited, HNA HLT Holdco II LLC and HNA HLT Holdco I LLC have shared voting power and shared dispositive power over 82,500,000 shares of our common stock. The address of each entity is HNA Building, No. 7 Guoxing Road, Haikou, 570203, People’s Republic of China.

(2)	Reflects 44,002,828 shares of common stock directly held by HLT Holdco III LLC, 4,325,050 shares of common stock directly held by HLT BREP VI.TE.2 Holdco LLC, 152,352 shares of common stock directly held by HLT BREH VI Holdco LLC, 25,675 shares of common stock directly held by HLT BREH Intl II Holdco LLC, 1,514,096 shares of common stock directly held by HLT A23 Holdco LLC and 8,964 shares of common stock directly held by HLT A23 BREH VI Holdco LLC (together, the “Blackstone Funds”). The sole member of HLT Holdco III LLC is HLT Holdco II LLC. The sole member of HLT Holdco II LLC is HLT Holdco LLC.

The sole member of HLT Holdco LLC, HLT BREH VI Holdco LLC and HLT A23 Holdco LLC is BH Hotels Holdco LLC (“BH Hotels”). The managing members of BH Hotels are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C. is BMA V L.L.C. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH Intl II Holdco LLC is HLT BREH Intl II Holdings Holdco LLC. The controlling member of HLT BREH Intl II Holdings Holdco LLC is Blackstone Real Estate Holdings International II-Q L.P. The general partner of Blackstone Real Estate Holdings International II-Q L.P. is BREP International II-Q GP L.P. The general partner of BREP International II-Q GP L.P. is BREP International II-Q GP L.L.C. The sole member of BREP International II-Q GP L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREP VI.TE.2 Holdco LLC is HLT BREP VI.TE.2 Holdings Holdco LLC. The sole member of HLT BREP VI.TE.2 Holdings Holdco LLC is Blackstone Real Estate Partners VI.TE.2 L.P. The general partner of Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 BREH VI Holdco LLC is HLT BREH VI-A Holdings Holdco LLC. The sole member of HLT BREH VI-A Holdings Holdco LLC is Blackstone Real Estate Holdings VI L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Also reflects 14,704 shares of common stock directly owned by Mr. Schwarzman. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

As of March 31, 2017, Blackstone entities have pledged, hypothecated or granted security interests in substantially all of the shares of our common stock held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(3)	As reported in a Schedule 13G filed on February 9, 2017, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power over 12,064,636 shares of our common stock and shared dispositive power over 22,034,064 shares of our common stock. Wellington Management Company LLP has shared voting power over 10,358,373 shares of our common stock and shared dispositive power over 19,144,914 shares of our common stock. The address of each entity is c/o Wellington Management Group LLP, 280 Congress Street, Boston, Massachusetts 02210.

Hilton	PROXY STATEMENT	55

(4)	Includes 677,933 shares of common stock held by Harwood Road LLC, a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of Harwood Road LLC. 99% of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining 1% is held by the aforementioned living trust.

(5)	Includes shares underlying vested options as follows: Mr. Nassetta: 160,489; Mr. Jacobs: 50,108; Mr. Carter: 47,466; and Mr. Holthouser: 21,137. Also includes unvested shares of performance-vesting restricted stock, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria, as follows: Mr. Nassetta: 118,492; Mr. Jacobs: 41,364; Mr. Carter: 33,900; and Mr. Holthouser: 15,976.

(6)	Messrs. Gray and Stein are each employees of Blackstone, but each disclaims beneficial ownership of the shares beneficially owned by Blackstone.

(7)	Includes fully vested DSUs and dividend equivalents that settle on earlier of a termination for any reason or a change in control as follows: Mr. Huntsman: 5,019; Ms. McHale: 5,372; Mr. Schreiber: 4,056; Ms. Smith: 5,372; and Mr. Steenland: 5,372.

(8)	Includes 370,290 shares underlying vested options held by our executive officers; 25,190 fully vested DSUs and dividend equivalents held by our directors; and 281,174 unvested shares of performance-vesting restricted stock held by our executive officers, a portion of which may be forfeited at the end of the performance period based on the achievement of the applicable performance criteria.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, directors and Blackstone, we believe that our executive officers, directors and Blackstone complied with all Section 16(a) filing requirements during 2016.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that a “related person” (as defined as in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our common stock, including Blackstone and HNA) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board or a duly authorized committee of the Board (currently the Audit Committee). No related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

HNA

Stockholders Agreement. In connection with the sale by Blackstone of shares representing approximately 25% of our common stock to HNA (the “Sale”), which closed on March 15, 2017, we entered into a stockholders agreement with HNA that became effective upon the closing of the Sale. The HNA stockholders agreement will terminate when HNA and its affiliates, in the aggregate, hold less than 5% of our common stock.

•	Directors. Under the HNA stockholders agreement, for so long as HNA has at least 15% of our outstanding common stock, it will have the right to designate two directors of the Company, only one of which may be affiliated with HNA (but not its hospitality business) and the other of which must meet the independence standards of the NYSE with respect to the Company and not have been, for two years, an employee, director or officer of, or consultant to, HNA or any of its affiliates. Each of HNA’s director designees must be reasonably satisfactory to our Nominating and Corporate Governance Committee in accordance with our standard candidate review process. In addition, so long as HNA owns at least 20% of our outstanding common stock, HNA will have the right to designate an additional independent director to fill each third additional director seat above 10 directors of the Company; for example, if we were to increase our Board size in the future to 13, HNA would have the right to designate an independent director as the 13th member of the Board. HNA’s right to designate directors declines to one director when HNA’s ownership falls below 15% of our common stock and terminates when HNA’s ownership falls below 5% of our common stock, subject to certain exceptions. Each independent designee will be entitled to serve on at least one standing committee of the Board, as determined by the Nominating and Corporate Governance Committee.

•

Voting Requirements. The HNA stockholders agreement generally requires HNA to vote all of its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as the shares owned by other stockholders are voted on all matters, except as follows: (1) in uncontested elections of directors, HNA is required to vote all of its shares either in favor of the Board’s nominees or all of its shares in the same proportion as the shares owned by other stockholders are voted; (2) in contested elections of directors, HNA is required to vote all of its shares in the same proportion as the shares owned by other stockholders are voted; (3) for two years after the closing of the Sale, in third party acquisitions of the Company where the

56	PROXY STATEMENT	Hilton

consideration is less than or equal to the price per share paid by HNA to Blackstone, HNA may vote all of its shares as it chooses; (4) for any acquisition of the Company other than an acquisition described in (3) above or an acquisition by HNA, HNA will vote all of its shares in excess of 15% of the total outstanding shares of the Company in proportion to the manner in which non-HNA holders vote their shares; and (5) in the case of any charter or bylaw amendment that adversely affects HNA disproportionally as compared to other stockholders, an issuance of more than 20% of the Company’s outstanding shares (other than for an acquisition) at a below-market price, or an acquisition of the Company by HNA, HNA may vote all of its shares as it chooses. In a third party tender offer, HNA will be required to tender its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as shares held by non-HNA holders are tendered.

•	Transfer Restrictions and Right of First Refusal. Until March 15, 2019, HNA may not transfer any shares of the Company unless: such transfer is approved in advance by a majority of the disinterested members of the Board; such transfer is to an HNA affiliate, provided that such HNA affiliate agrees to be bound by the terms of the HNA stockholders agreement; such transfer is in connection with an acquisition approved by the Board; such transfer constitutes a tender into a tender or exchange offer commenced by the Company or any of its affiliates; or such transfer is in connection with a bona fide pledge of capital stock to a financial institution in connection with a bona fide loan or enforcement thereunder. After March 15, 2019, other than in an underwritten public offering, block trade or permitted transfer described above, HNA will not be permitted to transfer more than 4.9% of our total outstanding shares to any person or group, or any shares to certain competitors of the Company or, to the knowledge of HNA or its broker, a person or group who is a 5% stockholder or who would thereby become a 5% stockholder; in an underwritten public offering or a block trade, other than a permitted transfer described above, HNA will instruct the underwriter or broker not to transfer more than 4.9% of our total outstanding shares to any person or group or any shares to a 5% stockholder (unless the identity of the purchaser is not known to the underwriter or broker); and in a block trade, other than a permitted transfer described above, HNA will instruct its broker not to transfer shares to certain competitors of the Company (unless the identity of the purchaser is not known to HNA or its broker). In addition, if we propose to issue new equity securities in an offering that is not an underwritten public offering or an offering pursuant to Rule 144A, HNA will have a right of first refusal over its pro-rata portion of such issuance, measured based on HNA’s ownership percentage (which shall be capped at 25% for purposes of the right of first refusal) in the Company at such time.

•	Standstill. HNA and its affiliates may not: acquire, offer or agree to acquire, any beneficial interest in the Company; make any public announcement or public offer with respect to any merger, business combination or other similar transaction involving the Company (except when the Board recommends or approves such transaction); make or in any way participate in any “solicitation” of “proxies” to vote or seek to influence voting of securities in a manner inconsistent with the Board’s recommendation; seek election or removal of any director other than HNA designees or otherwise act, alone or in concert with others, to control or influence the Company; call a meeting of stockholders; participate in a “group” regarding equity securities of the Company; act, alone or in concert with others, to seek to control or influence the management or policies of the Company; knowingly assist or encourage, or enter into any discussions or agreements with any third party, in connection with any of the foregoing; publicly disclose any intention, plan or arrangement inconsistent with the foregoing; provide any financing for a purchase of equity securities or assets of the Company, subject to certain exceptions; or take any actions that HNA knows or would reasonably be expected to know would require the Company to make a public announcement regarding the possibility of an acquisition. HNA is not prohibited from: (1) transferring shares of the Company to HNA affiliates; (2) purchasing shares of the Company pursuant to its right of first refusal over its pro-rata portion of newly issued equity securities of the Company; (3) making a non-public, confidential acquisition proposal to the Board; or (4) after a public announcement of a definitive agreement for the acquisition of the Company by a third party, making a publicly announced alternative acquisition proposal for all of the outstanding shares of the Company, which, if a tender or exchange offer, must be on the same terms for all such shares and include a non-waivable condition that a majority of the shares held by non-HNA holders are tendered into such offer. To the extent HNA’s ownership percentage falls below 25% of the total outstanding shares of the Company (or a lower percentage that results from sales of shares by HNA) as a result of issuances by the Company, HNA may purchase Company shares in the open market so as to maintain its ownership percentage at 25% (or such lower percentage that results from sales of shares by HNA).

•	Corporate Opportunity; DGCL Section 203. The Delaware General Corporate Law (“DGCL”) permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Under the HNA stockholders agreement, the Company agreed to renounce any interest or expectancy, or right to be offered an opportunity to participate in, any business opportunity or corporate opportunity presented to HNA or its affiliates. We also exempted HNA from the restrictions of Section 203 of the DGCL (“Section 203”). Although the Company has previously opted out of Section 203, our amended and restated certificate of incorporation and bylaws provide that when Blackstone ceases to own at least 5% of the Company’s outstanding common stock, the Company will automatically become subject to Section 203.

Registration Rights. We also entered into a registration rights agreement with HNA that became effective upon the closing of the Sale. The HNA registration rights agreement provides that, beginning two years after the closing of the Sale, HNA will have customary “demand” and “piggyback” registration rights. The registration rights agreement also will require the Company to pay certain expenses relating to such registrations and indemnify the registration rights holder against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Management and Franchise. We currently manage or franchise, and may manage or franchise in the future, hotels that are directly or indirectly owned by affiliates of HNA on terms that are consistent with our standard forms of agreement.

Hilton	PROXY STATEMENT	57

BLACKSTONE

Stockholders Agreement. In connection with our 2013 initial public offering (the “IPO”), we entered into a stockholders agreement with Blackstone. This agreement requires us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders, each a “Blackstone Director.” As amended upon closing of the Sale, the agreement provides that: Blackstone may designate a number of directors equal to: (1) if Blackstone beneficially owns at least 50% of the Company’s outstanding common stock, 50% of the total number of directors comprising the Board, rounded down to the nearest whole number; (2) if Blackstone beneficially owns at least 40% (but less than 50%) of the Company’s outstanding common stock, 40% of the total number of directors comprising the Board, rounded down to the nearest whole number; (3) if Blackstone beneficially owns at least 30% (but less than 40%) of the Company’s outstanding common stock, 30% of the total number of directors comprising the Board, rounded down to the nearest whole number; (4) if Blackstone beneficially owns at least 20% (but less than 30%) of the Company’s outstanding common stock, (x) 20% of the total number of directors comprising the Board, rounded down to the nearest whole number, if the total number of directors is 10 or more or (y) the lowest whole number that is greater than 20% of the total number of directors comprising the Board if the total number of directors is less than 10; and (5) if Blackstone beneficially owns at least 5% (but less than 20%) of the total shares of the Company’s common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 10% of the total number of directors comprising the Board. For so long as the stockholders agreement remains in effect, Blackstone Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our Board created by the removal or resignation of a Blackstone Director, the stockholders’ agreement requires us to nominate an individual designated by Blackstone for election to fill the vacancy.

The above-described provisions of the stockholders agreement will remain in effect until Blackstone is no longer entitled to nominate a Blackstone Director pursuant to the stockholders agreement, unless Blackstone requests that they terminate at an earlier date.

Registration Rights Agreement. We are party to a registration rights agreement that provides Blackstone customary “demand” and “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act.

Management, Franchise, Products and Services. We currently manage or franchise, and may manage or franchise in the future, hotels that are directly or indirectly owned by affiliates of Blackstone on terms that are consistent with our standard forms of agreement. We recognized management and franchise fee revenue of $42 million for the year ended December 31, 2016 related to these hotels. We recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of $144 million for the year ended December 31, 2016. As of December 31, 2016, we had accounts receivable due from these hotels related to these management and franchise fees and reimbursements of $18 million.

From time to time, we have purchased products and services from entities affiliated with or owned by Blackstone. In certain negotiated instances, these arrangements may permit our hotels, as well as hotels controlled by affiliates of Blackstone, to elect whether or not to contract with such third-party providers on the terms we negotiated. In 2010, in connection with the settlement of a lawsuit, we entered into a guarantee that requires us to pay any shortfalls under certain service contracts that affiliates of Blackstone entered into with the plaintiff. The initial maximum exposure under the guarantee was $75 million, which has subsequently been reduced to approximately $12 million as of December 31, 2016 as a result of the plaintiff’s receipt of payments from the counterparties of such service contracts.

In February 2016, Blackstone sold the Hilton Key Largo to a third party, which resulted in the termination of our existing management agreement for the property. The buyer subsequently entered into a Hilton franchise agreement and a Curio franchise agreement for the property. The Hilton franchise agreement will terminate, and the Curio franchise will become effective, upon conversion of the hotel to a Curio which is anticipated to occur by January 1, 2018.

In August 2016, we amended the liquidated damages provision of a franchise agreement with Blackstone in view of the expected condemnation of the hotel by the local government.

In October 2016, a Blackstone company entered into a management agreement with us for a 250-room Hilton-branded hotel and a 320-room Hilton Garden Inn-branded hotel in Bangalore, India.

SPIN-OFF AGREEMENTS

In connection with the spin-offs, we entered into several agreements with Park and HGV that govern our ongoing relationship.

Our Distribution Agreement with Park and HGV governs certain transfers of assets and assumptions of liabilities by each of Hilton, Park and HGV and the settlement or extinguishment of certain liabilities and other obligations among the three companies. In particular, substantially all of the assets and liabilities associated with the separated real estate business were retained by or transferred to Park or its subsidiaries; substantially all of the assets and liabilities associated with the timeshare business were retained by or transferred to HGV or its subsidiaries; and all other assets and liabilities were retained by or transferred to Hilton or its subsidiaries. Park, HGV and Hilton also agreed that losses related to certain contingent liabilities that generally are not specifically attributable to any of the three companies will be apportioned as follows: 65%, 26%, and 9% for each of Hilton, Park and HGV, respectively.

58	PROXY STATEMENT	Hilton

Our Employee Matters Agreement with Park and HGV governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. The Employee Matters Agreement provides for, among other things, the allocation and treatment of assets and liabilities arising out of incentive plans, retirement plans and employee health and welfare benefit plans in which Park and HGV employees participated prior to the spin-offs, and continued participation by Park and HGV employees in certain of Hilton’s compensation and benefit plans for a specified period of time following the spin-offs. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of Park and HGV assumed or retained sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. The Employee Matters Agreement also provides that outstanding Hilton equity-based awards were equitably adjusted or converted into Park or HGV awards, as applicable.

Our Tax Matters Agreement with Park and HGV governs the respective rights, responsibilities and obligations of Hilton, Park and HGV with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Under the Tax Matters Agreement, which is not binding on the IRS, each of Park and HGV will continue to have several liability with Hilton to the IRS for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which Park and HGV were part of that group. The agreement also specifies the portion, if any, of this tax liability for which Park and HGV will bear responsibility and provides for certain indemnification provisions with respect to amounts for which they are not responsible. In addition, under the agreement, each party is expected to be responsible for any taxes imposed on Hilton that arise from the failure of the spin-offs and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes, to the extent that the failure to qualify is attributable to actions taken by such party (or with respect to such party’s stock). The parties will share responsibility in accordance with sharing percentages under the Distribution Agreement for any such taxes imposed on Hilton that are not attributable to actions taken by a particular party.

The Tax Matters Agreement also provides for certain covenants that may restrict Hilton’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of Hilton’s business, including, for two years after the spin-offs: (1) engaging in any transaction involving the acquisition of shares of Hilton stock or certain issuances of shares of Hilton stock; (2) merging or consolidating with any other person or dissolving or liquidating in whole or in part; (3) selling or otherwise disposing of, or allowing the sale or other disposition of, more than 35% of Hilton’s consolidated gross or net assets; or (4) repurchasing Hilton shares, except in certain circumstances.

These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, Park or HGV or in the event that Hilton, Park or HGV has received an opinion from a tax advisor that it can take such actions without adversely affecting the tax-free status of the spin-offs and related transactions.

Our Tax Stockholders Agreement with HGV and Blackstone is intended to preserve the tax-free status of the spin-offs. The agreement provides for certain covenants that may limit issuances or repurchases of Hilton or HGV stock in excess of specified percentages, dispositions of Hilton or HGV common stock by Blackstone, and transfers of interests in certain Blackstone entities that directly or indirectly own Hilton, Park or HGV common stock. Additionally, the agreement may limit issuances or repurchases of stock by Hilton in excess of specified percentages.

We entered into a Transition Services Agreement with Park and HGV under which we will provide Park and HGV with certain services for a limited time to help ensure an orderly transition following the spin-offs. The services that we agreed to provide may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. Park and HGV will pay us for any such services at agreed amounts. In addition, for a specified term, Park or HGV and Hilton may mutually agree on additional services that were provided by Hilton prior to the spin-offs at pricing based on market rates reasonably agreed to by the parties.

HGV License Agreement. We entered into a license agreement with HGV granting HGV the right to use the trademarks “Hilton Grand Vacations,” “HGV” and “Hilton Club” (collectively, the “Hilton Marks”) in connection with the current and future operation of a Hilton-branded vacation ownership business (the “Licensed Business”). HGV also received a license to or right to use certain other Hilton-owned intellectual property, including promotional content and access to Hilton’s reservation system and property management software (collectively with the Hilton Marks, the “Hilton IP”). HGV also has the right to use Hilton’s loyalty program data and other customer information (“Hilton Data”) to promote the Licensed Business and for other internal business purposes, but may not disclose or sell such information to third parties without Hilton’s consent. We agreed not to compete or use the Hilton IP or Hilton Data in the vacation ownership business (or license others to do so) for the first 30 years of the term of the license agreement, and HGV may extend this exclusivity for additional 10-year terms if it achieves certain revenue targets or makes a payment to cover any revenue shortfall. The initial term of the license agreement will expire on December 31, 2116. HGV will pay a royalty fee of 5% of gross revenues to Hilton quarterly in arrears, as well as specified additional fees. Gross revenues include HGV’s gross sales for the initial sale or re-sale of interests in the Licensed Business (subject to certain HGV Club exceptions), property operations revenue, transient rental revenue and other certain revenues earned. HGV also is required to pay Hilton an annual transition fee of $5.0 million for each of the first five years of the term and certain other fees and reimbursements. The license agreement contains customary requirements with respect to HGV’s record-keeping and Hilton’s audit rights.

Hilton	PROXY STATEMENT	59

During the term of the license agreement, HGV is eligible to participate in Hilton’s loyalty program, currently known as the Hilton Honors® program. HGV can purchase Hilton loyalty program points at cost for the first 20 years of the term, and thereafter at the market rate (with a most favored nation provision, pursuant to which such market rate is no higher than the price paid by strategic partners that purchase a comparable volume of points annually on comparable business terms). All members of Hilton’s loyalty program have the right to redeem loyalty program points at HGV properties in the Licensed Business, consistent with the tiers and rules of Hilton’s current loyalty program. HGV can convert points associated with its own point-based reservations and exchange system into Hilton loyalty program points through an exchange program at a conversion rate to be determined by HGV. HGV may not participate in a loyalty program of a Hilton competitor in connection with the Licensed Business.

Unless HGV obtains Hilton’s prior written consent, HGV may not: merge with or acquire a Hilton competitor or a vacation ownership business that has entered into an operating agreement with a Hilton competitor; merge with or acquire a vacation ownership business together with a lodging business; or be acquired or combined with any entity other than an affiliate. HGV may acquire control of a business that is not a vacation ownership business or a lodging business without Hilton’s consent, but will be required to operate such business as a separate operation that does not use the Hilton IP or Hilton Data unless Hilton consents to such use. Without Hilton’s prior consent, HGV may not assign its rights under the license agreement, except to one of its affiliates as part of an internal reorganization for tax or administrative purposes.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

60	PROXY STATEMENT	Hilton

QUESTIONS AND ANSWERS

Why am I being provided with these materials?

We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors of Hilton Worldwide Holdings Inc. of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Approval of the Hilton 2017 Omnibus Incentive Plan described in and attached to this Proxy Statement.

•	Proposal No. 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

•	Proposal No. 4: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.

Who is entitled to vote?

Stockholders as of the close of business on March 31, 2017 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 329,757,640 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”) — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1, 2 and 4 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

How many votes are required to approve each proposal?

With respect to the election of the director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a director nominee, other than a person nominated or designated pursuant to the stockholders’ agreement between the Company and Blackstone or between the Company and HNA, is nominated in an uncontested election but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to consider all relevant factors and make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation within 90 days after certification of the election results.

For any other proposal being considered at the Annual Meeting, approval of the proposal requires the affirmative vote of a majority of the votes cast. While the vote on executive compensation (Proposal No. 4) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.

Hilton	PROXY STATEMENT	61

As of March 31, 2017, HNA beneficially owned and had the right to vote 25.0% of the outstanding shares of our common stock (representing approximately 25.0% of the voting power). Under the Company’s stockholders agreement with HNA, HNA is obligated to either vote all such shares in favor of the director nominees listed herein or vote all such shares in the same proportion as the shares owned by the other stockholders are voted. With respect to the approval of the Hilton 2017 Omnibus Incentive Plan, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 and the approval of the compensation paid to the named executive officers, the stockholders agreement requires HNA to vote its holdings in excess of 15% of the outstanding shares in the same proportion as the shares owned by other stockholders are voted, and permits HNA to vote its holdings of 15% of the outstanding shares at its sole discretion.

As of March 31, 2017, Blackstone beneficially owned and had the right to vote 15.2% of the outstanding shares of our common stock (representing approximately 15.2% of the voting power) and have advised us that they intend to vote all such shares in favor of the director nominees listed herein, for the approval of the Hilton 2017 Omnibus Incentive Plan, for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 and for the approval of the compensation paid to our named executive officers.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the Hilton 2017 Omnibus Incentive Plan (Proposal No. 2), ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 3) and the advisory vote on the compensation paid to our named executive officers (Proposal No. 4).

For Proposal No. 2, approval required under the NYSE treats abstentions as votes cast, and abstentions will, therefore, have the effect of a vote against this proposal. Broker non-votes with respect to this proposal are not counted as votes cast and will, therefore, not affect the outcome of this proposal.

For Proposal No. 3, abstentions are not considered votes cast and will, therefore, not affect the outcome of this proposal. As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

For Proposal No. 4, abstentions are not considered votes cast and will, therefore, not affect the outcome of this proposal. Broker non-votes with respect to this proposal are not counted as votes cast and will, therefore, not affect the outcome of this proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and on the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board set forth in this Proxy Statement.

•	“FOR” the approval of the Hilton 2017 Omnibus Incentive Plan set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet – If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.

•	By Telephone – If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.

•	By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

62	PROXY STATEMENT	Hilton

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on May 23, 2017, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than May 23, 2017.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice of Internet Availability or proof of ownership as of the Record Date. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

When and where will the meeting be held?

Our Annual Meeting will be held on Wednesday, May 24, 2017, at 10:00 a.m., Central time, at the Waldorf Astoria Chicago, 11 E. Walton, Chicago, Illinois 60611. To obtain directions to the meeting, please contact Investor Relations at 703-883-5476 or ir@hilton.com.

What does it mean if I receive more than one Notice of Internet Availability on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice of Internet Availability you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 23, 2017;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on May 23, 2017;

•	submitting a properly signed proxy card with a later date that is received no later than May 23, 2017; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your Notice of Internet Availability or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Hilton Worldwide Holdings Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Hilton	PROXY STATEMENT	63

STOCKHOLDER PROPOSALS

FOR THE 2018 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before December 14, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our by-laws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2018, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2018, such a proposal must be received on or after January 24, 2018, but not later than February 23, 2018. In the event that the date of the Annual Meeting of Stockholders to be held in 2018 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2018 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2018 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws. The proxy solicited by the Board for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.

64	PROXY STATEMENT	Hilton

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Kristin A. Campbell

Executive Vice President, General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.ir.hilton.com) and click on “Financial Reporting” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Office of the Corporate Secretary

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive

Suite 1100

McLean, Virginia 22102

Hilton	PROXY STATEMENT	65

Appendix A

HILTON 2017 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of the Hilton 2017 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2. Definitions. Capitalized terms not otherwise defined in this Plan shall have the meaning set forth on Schedule A attached hereto.

3. Effective Date; Duration. The Plan shall be effective as of                     . The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) accelerate the vesting of any Awards in the event of a Termination; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) adopt Sub-Plans; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons (i) who are Non-Employee Directors, (ii) who are subject to Section 16 of the Exchange Act, or (iii) who are, or could reasonably be expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding

Hilton	PROXY STATEMENT	A-1

to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 13 of the Plan, no more than 15,000,000 shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the Prior Plan that expires, terminates or is canceled or forfeited for any reason whatsoever under the terms of the Prior Plan (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 13 of the Plan, grants of Options or SARs under the Plan in respect of no more than 2,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 13 of the Plan, no more than 15,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 13 of the Plan, no more than 2,000,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 12 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or in the event a Performance Period extends beyond a single fiscal year, no more than 2,000,000 shares multiplied by the number of full fiscal years in the applicable Performance Period), or in the event such share-denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year); and (vi) the maximum amount that can be paid to any individual Participant pursuant to a Performance Compensation Award denominated in cash granted pursuant to Section 12 of the Plan shall be $30,000,000 for a single fiscal year during a Performance Period (or, in the event a Performance Period extends beyond a single fiscal year, the maximum amount which may be paid shall be no more than $30,000,000 multiplied by the number of full fiscal years in the applicable Performance Period).

(c) Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or is otherwise settled without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock withheld in payment of the Exercise Price, or for taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price, or taxes relating to an Award, shall be deemed to constitute shares not issued to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan; or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed.

(d) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under the Prior Plan.

A-2	PROXY STATEMENT	Hilton

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit and shall not be subject to the Minimum Vesting Condition; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Subject to the Minimum Vesting Condition, Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

Hilton	PROXY STATEMENT	A-3

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Subject to the Minimum Vesting Condition, a SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that no dividends shall be payable on any shares of Restricted Stock with respect to which the applicable restrictions have not lapsed, and any such dividends shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which such restrictions on such

A-4	PROXY STATEMENT	Hilton

Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting. Subject to the Minimum Vesting Condition, Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends (without interest), upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement or otherwise, upon the payment by the Company of dividends on shares of Common Stock, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments in cash (unless, the Committee, in its sole discretion, elects to credit such payments in shares of Common Stock or additional Restricted Stock Units having a Fair Market Value equal to the amount of such dividend), which amount shall be payable (without interest) at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and in no event shall such dividend equivalents be payable on any date prior thereto, including if such Restricted Stock Units are forfeited. The Participant shall have no right to such dividend equivalent payments prior to such settlement date.

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HILTON 2017 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN HILTON WORLDWIDE HOLDINGS INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HILTON WORLDWIDE HOLDINGS INC.

10. Other Equity-Based Awards. Subject to the Minimum Vesting Condition, the Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement, including, without limitation, those set forth in Section 15(a) of the Plan.

11. Cash-Based Performance Awards. The Committee may grant Cash-Based Performance Awards under the Plan to Eligible Persons who are or that the Committee reasonably believes could be a “covered employee” (within the meaning of Section 162(m) of the Code). All Cash-Based Performance Awards shall be designated Performance Compensation Awards, and shall be subject to the terms and conditions of Section 12 hereof. Each Cash-Based Performance Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

12. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an

Hilton	PROXY STATEMENT	A-5

Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee”, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 12 (but subject otherwise to the provisions of Section 14 of the Plan). Performance Compensation Awards (including, without limitation, Cash-Based Performance Awards) may be settled in cash, shares of Common Stock, Restricted Stock and/or Restricted Stock Units.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e). Within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow and/or growth measures (including, but not limited to, gross or adjusted cash flow, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation and/or amortization (including EBIT, EBITDA and adjusted EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) timely completion of new product rollouts; (xxiv) timely opening of new facilities; (xxv) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxvi) system-wide revenues; (xxvii) franchise and/or royalty income; (xxviii) comparisons of continuing operations to other operations; (xxix) market share; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets; (xxxii) franchisee growth and retention, co-branding or international operations; (xxxiii) management fee or licensing fee growth; (xxxiv) capital expenditures; (xxxv) guest satisfaction; (xxxvi) RevPAR (revenue per available room); or (xxxvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses or fluctuation in currency exchange rates; (viii) discontinued operations and nonrecurring charges; (ix) a change in the Company’s fiscal year; (x) accruals for payments to be made in respect of the Plan or other specified compensation arrangements; and (xi) any other event described in Section 13.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

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(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (A) the Performance Goals for such period are achieved, and (B) all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, if such Performance Compensation Award is a Cash-Based Performance Award, the Committee may reduce or eliminate the amount of such Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 12. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable all or part in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee; or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

13. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:

(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, including, without limitation, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

(b) Change in Control. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards (or awards of an acquiring company), acceleration of the vesting of, exercisability of, lapse of restrictions on, or termination of, Awards, or, with respect to awards subject to exercise, establishment of a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

(ii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without

Hilton	PROXY STATEMENT	A-7

limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards that are not vested as of such cancellation, a cash payment or, subject to any limitations may be necessary to comply with Section 409A of the Code, equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards prior to cancellation, or the underlying shares in respect thereof; and

(iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award (as determined consistent with clause (ii) above), which is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 13, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 13 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e) Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 13 shall be conclusive and binding for all purposes.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 13 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 13, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that in no event shall any such amendment alter the Minimum Vesting Condition.

(c) No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

15. General.

(a) Award Agreements. Each Award (other than a Cash-Based Performance Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and

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conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of any member of the Company Group.

(b) Nontransferability. Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property (in each case, without interest), on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, further, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unvested Awards (although dividends, dividend equivalents or other similar payments may be accumulated in respect of such unvested Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, in an Award Agreement or otherwise, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii) Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, in an Award Agreement or otherwise, permit or require, a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment under GAAP) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(iii) The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion, in an Award Agreement or otherwise, to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that any member(s) of the Company Group can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other

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member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(i) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of

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Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Hilton	PROXY STATEMENT	A-11

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” or “termination of service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

(w) Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:

(i) cancellation of any or all of such Participant’s outstanding Awards; or

(ii) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain promptly to the Company.

(x) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

A-12	PROXY STATEMENT	Hilton

Schedule A

Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.

(b) “Adjustment Event” has the meaning given to such term in Section 13(a) of the Plan.

(c) “Award” means, individually or collectively, any Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award, Cash-Based Performance Award or Incentive Stock Option granted under the Plan.

(d) “Award Agreement” means the document or documents by which each Award (other than a Cash-Based Performance Award) is evidenced, which may be in written or electronic form.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash-Based Performance Award” means an Award denominated in cash that is granted under Section 11 of the Plan.

(g) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, a good faith determination of the Committee or its designee that (i) there is “cause” to terminate a Participant’s employment or service, as defined in and in accordance with any employment or consulting agreement between the Participant and any member of the Company Group in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), any of the following has occurred with respect to a Participant: (A) such Participant has failed to reasonably perform his or her duties to the Service Recipient, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, in a manner that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group, following notice by a member of the Company Group of such failure, (B) such Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to any member of the Company Group, (C) such Participant has been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of such Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group, (E) the willful violation by such Participant of the written policies of the Service Recipient or any applicable written policies of any member of the Company Group; or (F) such Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company Group (other than good faith expense account disputes).

(h) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (clauses (A) and (B), the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any other member of the Company Group; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any other member of the Company Group; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii) during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company Group (taken as a whole); or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination, 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity) is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

Hilton	PROXY STATEMENT	A-13

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(k) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(l) “Company” means Hilton Worldwide Holdings Inc., a Delaware corporation, and any successor thereto.

(m) “Company Group” means, collectively, the Company and its Subsidiaries.

(n) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(o) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(p) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; or (iii) a material breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group.

(q) “Disability” means, unless in the case of a particular Award the applicable Award Agreement states otherwise, a member of the Company Group having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and a member of the Company Group or, in the absence of such an employment, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of a member of the Company Group, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or its designee) in its sole discretion.

(r) “Effective Date” means [date].

(s) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u) “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.

(v) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(w) “GAAP” has the meaning given to such term in Section 7(d) of the Plan.

(x) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(y) “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

A-14	PROXY STATEMENT	Hilton

(z) “Minimum Vesting Condition” means, with respect to any Award settled in shares of Common Stock, that vesting of (or lapsing of restrictions on) such Award does not occur earlier than the first anniversary of the Date of Grant; provided, however, that notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the Absolute Share Limit (subject to Section 13 of the Plan) may be granted to any one or more Eligible Persons without respect to such Minimum Vesting Condition.

(aa) “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Cash-Based Performance Award.

(bb) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(cc) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(dd) “Option” means an Award granted under Section 7 of the Plan.

(ee) “Option Period” has the meaning given to such term in Section 7(c)(i) of the Plan.

(ff) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(hh) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 or Section 12 of the Plan.

(ii) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(nn) “Plan” means this Hilton 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(oo) “Prior Plan” means the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(pp) “Qualifying Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions intended to obtain the exception for performance-based compensation under 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.

(rr) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

Hilton	PROXY STATEMENT	A-15

(vv) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(ww) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(xx) “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.

(yy) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership, limited liability company or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner (or functional equivalent thereof) of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(zz) “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(aaa) “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(bbb) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).

A-16	PROXY STATEMENT	Hilton

7930 Jones Branch Drive

McLean, Virginia 22102

www.ir.hilton.com

HILTON WORLDWIDE HOLDINGS INC.

7930 JONES BRANCH DRIVE

SUITE 1100

MCLEAN, VA 22102

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E03156-P73264                          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILTON WORLDWIDE HOLDINGS INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐

Nominees:
01)	Christopher J. Nassetta	06)	John G. Schreiber
02)	Jonathan D. Gray	07)	Elizabeth A. Smith
03)	Charlene T. Begley	08)	Douglas M. Steenland
04)	Jon M. Huntsman, Jr.	09)	William J. Stein
05)	Judith A. McHale

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
2.	Approve the Hilton 2017 Omnibus Incentive Plan.	☐	☐	☐
3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017.	☐	☐	☐
4.	To approve, by non-binding vote, compensation paid to the Company’s named executive officers.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E03157-P73264

HILTON WORLDWIDE HOLDINGS INC.

Annual Meeting of Stockholders

May 24, 2017 10:00 A.M. Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Worldwide Holdings Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 24, 2017 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side